================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Advanced Micro Devices, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

                                                                          [LOGO]
                         ADVANCED MICRO DEVICES, INC.
                                 ONE AMD PLACE
                                 P.O. BOX 3453
                       SUNNYVALE, CALIFORNIA 94088-3453

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, APRIL 30, 1998

                               ----------------

  The Annual Meeting of Stockholders of Advanced Micro Devices, Inc. will be held at the St. Regis Hotel, 2 East 55th Street, New York, New York 10022, on April 30, 1998, at 10:00 AM for the following purposes:

  . To elect eight directors.

  . To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the current year.

  . To approve an increase in the number of shares authorized to be issued under the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan (the
    Plan) by 3,700,000 shares and to amend the Plan to allow the grant of 800,000 nonstatutory options at an exercise price of no less than fifty percent (50%) of fair market value on the date of grant.

  . If properly presented, to consider two shareholder proposals, each of which is opposed by the Board of Directors.

  . To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on March 2, 1998, are entitled to vote at this meeting and any adjournment or postponement thereof. A list of such stockholders is kept at the offices of the transfer agent for Advanced Micro Devices, Inc., Boston EquiServe LLP, One Exchange Plaza, 55 Broadway, 3rd Floor, New York, New York. The meeting will be open to stockholders of record, proxyholders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

                                          By Order of the Board of Directors,

                                          Thomas M. McCoy
                                          Secretary

Sunnyvale, California
March 25, 1998

  PLEASE USE THE ENCLOSED STAMPED ENVELOPE TO RETURN YOUR PROXY. RETURNING YOUR PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING. YOUR PROMPT RESPONSE WILL HELP YOUR COMPANY ASSURE A QUORUM AND AVOID ADDITIONAL EXPENSE FOR PROXY SOLICITATION.

                         ADVANCED MICRO DEVICES, INC.
                                 ONE AMD PLACE
                                 P.O. BOX 3453
                       SUNNYVALE, CALIFORNIA 94088-3453

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 30, 1998

  The enclosed proxy is solicited on behalf of the Board of Directors of Advanced Micro Devices, Inc. (the Company or AMD), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at 10:00 AM at the St. Regis Hotel, 2 East 55th Street, New York, New York 10022, on April 30, 1998, and at any adjournment or postponement thereof. Only holders of record of the Company's common stock on March 2, 1998, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. Holders of common stock are entitled to one vote for each share held. There is no cumulative voting. At the close of business on the record date, there were approximately 142,664,000 shares of the Company's common stock outstanding.

  The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting. "Broker non-votes" occur when shares held by brokers (or nominees) are represented at the Annual Meeting but cannot, under the New York Stock Exchange rules, be voted on a particular matter, because the broker lacked instructions on how to vote from the beneficial owner. The effect of abstentions and broker non-votes on the calculation of the required vote on specific proposals to be brought before the Annual Meeting of Stockholders is discussed under each proposal, if applicable.

  Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked with the Secretary of the Company prior to the meeting by filing either a writing revoking it or another executed proxy bearing a later date. A proxy may also be revoked by attending the meeting and electing to vote in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership status, in order to be able to vote in person.

  The shares represented by a duly executed and unrevoked proxy in the form accompanying this Proxy Statement will be voted in accordance with the specifications contained therein. In the absence of specifications, a proxy will be voted FOR the nominees for director named herein, FOR the ratification of auditors, FOR the increase in number of shares authorized for issuance under the 1996 Stock Incentive Plan and amendment of the Plan, AGAINST any of the stockholder proposals set forth in the Notice of Annual Meeting of Stockholders which are properly presented by the proponents or the proponents' qualified representative for action at the meeting, and according to the discretion of the proxyholders on any other matters that properly come before the meeting.

  This Proxy Statement and the accompanying proxy were first sent to stockholders on approximately March 25, 1998. The Company is paying for the cost of this solicitation. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited in person, or by telephone, or in writing by certain of the Company's directors and officers, without additional compensation. The Company has retained Georgeson & Company, Inc., professional proxy solicitors, to assist in the soliciting of proxies. Employees of the soliciting firm may solicit proxies in person, by telephone, in writing, or by any other means of communication. The Company expects to pay the solicitor a fee of approximately $7,000, and normal out-of-pocket expenses for its assistance in soliciting proxies.

PRINCIPAL STOCKHOLDERS

  The following table shows the name, address, number of shares held, and percentage of shares held as of February 25, 1998, by each person or entity known to the Company to be the beneficial owner of more than five percent (5%) of the Company's common stock.

  NAME AND ADDRESS OF                                                PERCENT
    BENEFICIAL OWNER      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP  OF CLASS
  -------------------    ------------------------------------------- --------
Wellington Management
 Company LLP............ 19,846,740(/1/)                              13.91%
75 State Street          (shared dispositive power as to all shares;
Boston, MA 02109         shared voting power as to 3,653,385 of such
                         shares)
The Capital Group
 Companies, Inc......... 15,709,350(/2/)                              11.01%(3)
333 South Hope Street    (sole dispositive power as to all shares;
Los Angeles, CA 90071    sole voting power as to 2,690,100 of such
                         shares)

--------
(1) This information is based on Amendment No. 5 to the statement on Schedule 13G filed with the Securities and Exchange Commission on February 11, 1998, by Wellington Management Company LLP (Wellington). The 19,846,740 shares are owned by a variety of investment advisory clients. Vanguard/Windsor Fund, Inc., one of Wellington's clients, P.O. Box 2600, Malvern, PA 19355, owns 13,923,300 shares (sole voting power and shared dispositive power as to all shares), representing 9.76% of the Company's common stock. This information was obtained from Amendment No. 4 to the statement on Schedule 13G filed on February 9, 1998 by Vanguard/Windsor Fund, Inc. No client of Wellington other than Vanguard/Windsor Fund, Inc. owns more than five percent of the Company's common stock.

(2) This information is based on Amendment No. 9 to the joint statement on
    Schedule 13G filed with the Securities and Exchange Commission on February 11, 1998, by The Capital Group Companies, Inc. and Capital Research and Management Co., a registered investment advisor and a wholly-owned subsidiary of The Capital Group Companies, Inc. The number of shares shown for The Capital Group Companies, Inc. includes 11,740,250 shares beneficially owned by Capital Research and Management Co., which reports that it has sole dispositive power as to such shares. The Capital Group Companies, Inc. is deemed to be the beneficial owner with respect to shares held by various institutional accounts over which various operating subsidiaries of The Capital Group Companies, Inc., including Capital Research and Management Co., exercise investment discretion. The principal business office of Capital Research and Management Co. is 333 South Hope Street, Los Angeles, CA 90071.

(3) The aggregate percentage of outstanding shares beneficially owned by The Capital Group Companies, Inc. includes 8.23% beneficially owned by Capital Research and Management Co.

ITEM 1--ELECTION OF DIRECTORS

  Pursuant to the Bylaws of the Company, the authorized number of directors to be elected at the 1998 Annual Meeting of Stockholders is eight. Directors will hold office from the time of their election until the next annual meeting of stockholders and until successors are elected and qualified. The eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast FOR a nominee will be counted in determining whether that nominee has been elected as director. Stockholders may withhold authority from the proxyholders to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in such nominees receiving fewer votes.

  The following eight persons have been selected by the Nominating Committee of the Board of Directors and have been accepted by the Board as nominees for election to the Board: Mr. W. J. Sanders III, Dr. Friedrich Baur, Mr. Charles
M. Blalack, Dr. R. Gene Brown, Mr. Richard Previte, Mr. S. Atiq Raza, Mr. Joe
L. Roby, and Dr. Leonard M. Silverman. All of the nominees are incumbent directors. If any of the nominees should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the proxyholders may in their discretion determine. Shares represented by any properly executed and returned proxy will be voted FOR the election of these nominees, unless authority to vote for one or more nominees is withheld.

  The experience and background of each of the nominees are set forth below.

  W.J. Sanders III--Mr. Sanders, 61, is Chairman of the Board and Chief Executive Officer of Advanced Micro Devices, Inc. Mr. Sanders co-founded the Company in 1969. He is also a director of Donaldson, Lufkin & Jenrette, Inc., the parent company of Donaldson, Lufkin & Jenrette Securities Corporation.

  Dr. Friedrich Baur--Dr. Baur, 70, has been President and Managing Partner of MST Beteiligungs und Unternehmensberatungs GmbH, a German consulting firm, since 1990. Beginning in 1953, Dr. Baur held a variety of positions of increasing responsibility with Siemens AG, retiring in 1982 as Executive Vice President and a Managing Director. He also represented Siemens AG on the Board of Directors of Advanced Micro Devices, Inc. from 1978 until 1982. From 1982 to 1990, Dr. Baur was Chairman of the Board of Zahnradfabrik Friedrichshafen AG.

  Charles M. Blalack--Mr. Blalack, 71, is Chairman of the Board and Chief Executive Officer of Blalack and Company, an investment banking firm and a member of the National Association of Securities Dealers, Inc. (NASD). From 1970 until 1991, Mr. Blalack was Chief Executive Officer of Blalack-Loop, Inc., also an investment banking firm and member of the NASD. Prior to 1970, he was founder, chairman and chief executive officer of BW & Associates, an investment banking firm and member of the New York Stock Exchange. Mr. Blalack was a member of the Board of Directors of Monolithic Memories, Inc. until it was acquired by the Company in 1987.

  Dr. R. Gene Brown--Dr. Brown, 65, is a private investor and financial and management consultant. Dr. Brown is also a non-employee Managing Director of Putnam, Hayes & Bartlett, Inc., an economic and management consulting firm. From 1961 to 1968, Dr. Brown was a full-time professor in the graduate schools of business at Harvard University, and then Stanford University. From 1968 to 1974, Dr. Brown was Vice President of Corporate Development for Syntex Corporation, and from 1974 to 1976, President of Berkeley BioEngineering.

  Richard Previte--Mr. Previte, 63, is President, Chief Operating Officer and Member of the Office of the CEO of Advanced Micro Devices, Inc. Prior to his election as President in 1990, Mr. Previte served as Executive Vice President and Chief Operating Officer from 1989 to 1990, Chief Financial Officer and Treasurer of the Company from shortly after its founding in 1969 until 1989, and Chief Administrative Officer and Secretary of the Company from 1986 to 1989.

  S. Atiq Raza--Mr. Raza, 49, is Executive Vice President, Chief Technical Officer and Member of the Office of the CEO of Advanced Micro Devices, Inc. Mr. Raza became Senior Vice President and Chief Technical Officer of AMD following the acquisition of NexGen, Inc. (NexGen) by the Company on January 17, 1996, and became an Executive Vice President and Member of the Office of the CEO in 1997. Prior to joining the Company, Mr. Raza was the Chairman, Chief Executive Officer, President and Secretary of NexGen and held those positions since 1991. From September 1988 until January 1991, Mr. Raza served as Executive Vice President of NexGen, responsible for engineering, marketing and prototype manufacturing. He was a member of the Board of Directors of NexGen since August 1989 and was elected Chairman of the Board in May 1994.

  Joe L. Roby--Mr. Roby, 58, is the President, Chief Executive Officer and a director of Donaldson, Lufkin & Jenrette, Inc. (DLJ), a diversified financial services company and the parent company of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Roby has been a member of the Board of Directors of DLJ since 1989. He was appointed President of DLJ in February 1996 and Chief Executive Officer in February 1998. Mr. Roby served as the Chief Operating Officer of DLJ from November 1995 until February 1998. Previously, Mr. Roby was the Chairman of the Banking Group of Donaldson, Lufkin & Jenrette Securities Corporation, a position he had held since 1989. In addition, Mr. Roby is a member of the Board of Directors of Sybron International Corporation.

  Dr. Leonard M. Silverman--Dr. Silverman, 58, is Dean of the School of Engineering of the University of Southern California, and has held that position since 1984. He was elected to the National Academy of

Engineering in 1988, and is a Fellow of the Institute of Electrical and Electronic Engineers. Dr. Silverman served on the Board of Directors of Tandon Corporation from 1988 to 1993. Dr. Silverman is also a member of the Board of Directors of Diodes, Inc. and Netter Digital Entertainment, Inc.

STOCK OWNERSHIP TABLE

  The table below indicates the number of shares of the Company's common stock beneficially owned as of February 25, 1998, by directors, the nominees recommended by the Nominating Committee and nominated by the Board of Directors for election as directors, by each of the executive officers listed in the Summary Compensation Table, and by all directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown as beneficially owned. Ownership information is based upon information furnished by the respective individuals.

               DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS

                                  DIRECTOR      AMOUNT AND NATURE OF    PERCENT
                NAME               SINCE      BENEFICIAL OWNERSHIP(1)   OF CLASS
                ----              --------    ------------------------- --------
     W. J. Sanders III..........    1969              1,988,247(2)        1.36%
     Dr. Friedrich Baur.........    1994(3)               1,000(4)           *
     Charles M. Blalack.........    1989                 23,000(5)           *
     Dr. R. Gene Brown..........    1969                 40,224(6)           *
     Richard Previte............    1990                610,425(7)           *
     S. Atiq Raza...............    1996                 72,759(8)           *
     Joe L. Roby................    1991                 33,800(9)           *
     Dr. Leonard M. Silverman...    1994                 11,800(10)          *
     Eugene D. Conner(11).......     N/A                418,852(12)          *
     Stephen Zelencik(13).......     N/A                256,527(14)          *
     All directors and executive
      officers as a group
      (13 persons)..............     N/A              4,214,348(15)       2.88%

--------
  * Less than one percent (1%)

 (1) Some of the individuals may share voting power with regard to the shares listed herein with their spouses.

 (2) Includes 1,775,000 shares subject to options that are exercisable on February 25, 1998, or become exercisable within sixty (60) days thereafter. Excludes any shares which may be owned by Mr. Sanders' wife, as to which Mr. Sanders disclaims beneficial ownership.

 (3) Dr. Baur was previously a member of the Board of Directors from 1978 until 1982.

 (4) Includes 1,000 shares subject to options that are exercisable on February 25, 1998, or become exercisable within sixty (60) days thereafter.

 (5) Includes 21,000 shares subject to options that are exercisable on February 25, 1998, or become exercisable within sixty (60) days thereafter.

 (6) Includes 13,000 shares subject to options that are exercisable on February 25, 1998, or become exercisable within sixty (60) days thereafter.

 (7) Includes 445,550 shares subject to options that are exercisable on February 25, 1998, or become exercisable within sixty (60) days thereafter.
 (8) Includes 48,750 shares subject to options that are exercisable on February 25, 1998, or become exercisable within sixty (60) days thereafter.

 (9) Includes 21,000 shares subject to options that are exercisable on February 25, 1998, or become exercisable within sixty (60) days thereafter.

(10) Includes 11,800 shares subject to options that are exercisable on February 25, 1998, or become exercisable within sixty (60) days thereafter.

(11) Mr. Conner, 54, is Executive Vice President, Operations and Member of the Office of the CEO of the Company.

(12) Includes 379,264 shares subject to options that are exercisable on February 25, 1998, or become exercisable within sixty (60) days thereafter.

(13) Mr. Zelencik, 63, is Senior Vice President, Chief Marketing Executive of the Company.

(14) Includes 223,125 shares subject to options that are exercisable on February 25, 1998, or become exercisable within sixty (60) days thereafter.

(15) Includes 3,596,733 shares subject to options that are exercisable on February 25, 1998, or become exercisable within sixty (60) days thereafter.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors held seven (7) regularly scheduled or special meetings during the fiscal year ended December 28, 1997 (the Fiscal Year). Each current member of the Board of Directors nominated for election attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which he served during the Fiscal Year. The Company has standing Audit, Nominating and Compensation Committees of the Board of Directors.

  Audit Committee. The Audit Committee, which during the Fiscal Year consisted of Dr. R. Gene Brown, as Chairman, Mr. Joe L. Roby and Mr. Charles M. Blalack, all non-employee directors, held three (3) meetings during the Fiscal Year. Members are appointed annually by the full Board. The functions of the Audit Committee include the review of the Company's accounting policies, internal controls, financial reporting practices and the services and fees of independent auditors. In connection with these reviews, it meets alone with appropriate Company financial and legal personnel, and with the independent auditors who have free access to the Audit Committee at any time. The director of the Company's Internal Control Department reports directly to the Chairman of the Audit Committee and serves a staff function for the Audit Committee. The Audit Committee recommends to the Board for its approval and for ratification by the stockholders the engagement of the independent auditors to serve the following year in examining the accounts of the Company. The Audit Committee also annually reviews the independence of the independent auditors as a factor in these recommendations.

  Nominating Committee. The Nominating Committee is comprised of Mr. W. J. Sanders III, as Chairman, Mr. Joe L. Roby, Mr. Charles M. Blalack and Dr. R. Gene Brown. Members are appointed annually by the full Board. The Nominating Committee met once during 1997 to consider nominees for the 1997 Annual Meeting. Stockholders who wish to submit names of prospective nominees for consideration by the Nominating Committee should do so in writing to the Secretary of the Company in accordance with the Bylaws of the Company.

  Compensation Committee. The Compensation Committee (the Committee) is currently comprised of Mr. Charles M. Blalack, as Chairman, Dr. R. Gene Brown and Dr. Leonard M. Silverman. Dr. Silverman became a member of the Committee in April of 1997. Members are appointed annually by the full Board. The Committee reviews, in consultation with management, existing and proposed compensation plans, programs and arrangements both for officers of the Company and for certain non-officer employees. In consultation with the Committee, the Chief Executive Officer reviews and approves salaries for other executive officers. The Compensation Committee, upon recommendations of management, also grants stock options and stock appreciation rights, and awards restricted stock to key employees, including officers and members of the Board who are employees of the Company. During 1997, the Committee met thirteen (13) times. The Board has delegated to Mr. Sanders, acting as the sole member of the Employee Stock Committee of the Board, the authority to grant stock options and to award restricted stock in amounts up to 25,000 shares per employee per year and otherwise to administer the plans with respect to employees who are not also members of the Board or officers. The Employee Stock Committee took action eighty-six (86) times during the Fiscal Year.

  Directors' Fees and Expenses. In 1997, directors who were not employees of the Company individually received an annual fee of $25,000, a fee of $1,500 for attendance at each regular or special meeting of the Board, and a fee of $1,000 for attendance at each meeting of each committee (other than the Nominating Committee) on which they served. In addition, the Chairman of the Audit Committee receives an annual fee of $20,000 for service in that capacity, and the Chairman of the Compensation Committee receives an annual fee of $4,000 for service in that capacity. No additional amounts are paid for special assignments. The Company also reimburses reasonable out-of-pocket expenses incurred by directors performing services for the Company, and, on occasion, travel expenses of their spouses.

  Pursuant to a nondiscretionary formula set forth in the 1996 Stock Incentive Plan, non-employee directors also currently receive stock options covering 15,000 shares on their initial election to the Board (the First Option), and automatically receive supplemental options covering 5,000 shares on each subsequent re-election (the Annual Option). The First Option vests in increments of 6,000, 4,500, 3,000 and 1,500 shares on July 15 of the first, second, third and fourth calendar years following election. Each Annual Option vests in increments of 1,667, 1,667 and 1,666 shares each on July 15 of the second, third and fourth calendar years following re-election. Each such option is granted with an exercise price at fair market value on the date of grant. These options expire on the earlier of ten years plus one day from the grant date or twelve months following termination of a director's service on the Board.

  Any non-employee director may elect to defer receipt of all or a portion of his annual fees and meeting fees, but not less than $5,000. Deferred amounts plus interest are credited to an account for recordkeeping purposes and are payable in a lump sum cash payment or in installments over a period of years, as elected by the director. Except in the case of the director's death or disability, payments commence upon the latest of the director's tenth anniversary of his first deferral, age 55, or upon retirement from the Board, but in no event later than age 70. The aggregate amount of retirement payments equals the director's deferred fees plus the accumulation of interest. In the event of the director's death, his beneficiary would receive the value of his account plus, in certain cases, a supplemental death benefit of up to ten times the average annual amount of his deferred fees. During 1997, Dr. Brown deferred fees in the amount of $20,000 pursuant to this program. In addition, in lieu of his annual fee, Dr. Brown received the use of an automobile provided by the Company, a value taxable to him at $26,053. Dr. Brown also received family medical and dental insurance coverage from the Company at a value of $2,385.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graphs on page 12 and 13 shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  During 1997, the Compensation Committee (the Committee) of the Company's Board of Directors consisted of Mr. Blalack (Chairman), Dr. Brown and Dr. Silverman. Dr. Silverman became a member of the Committee in April of 1997. No member of the Committee during 1997 was an employee of the Company or any of its subsidiaries. Each member meets the definition of "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code).

The Committee has overall responsibility for the Company's executive compensation policies and practices. The Committee's functions include:

  . Determining the compensation of the Chief Executive Officer of the Company.

  . Reviewing and approving all other executive officers' compensation, including salary and payments under the annual executive bonus plans, in each case based in part upon the recommendation of the Chief Executive Officer of the Company.

  . Granting awards to executive officers under the Company's stock option incentive plans.

  Certain officers of the Company, outside counsel and consultants typically attend meetings of the Committee. No officer of the Company is present during discussions or deliberations regarding that officer's own compensation. The Committee administers the Company's 1996 Executive Incentive Plan, 1996 Stock Incentive Plan, 1995 Stock Plan of NexGen, Inc., 1992 Stock Incentive Plan and the 1987 Restricted Stock Award Plan.

  Compensation Philosophy and Policies. The Committee believes that long-term corporate success, defined as sustained profitable growth, is best achieved in an environment in which employees have the opportunity to be innovative, and are rewarded appropriately for that innovation. In order to provide a direct link between corporate performance and compensation which will attract and retain top-caliber employees, the Committee's compensation philosophy is to provide total compensation opportunities that are highly competitive with the pay practices of other industry-leading companies. The Company's compensation policies are designed to address a number of objectives, and to both reward financial performance and motivate executive officers to achieve significant returns for stockholders. The Company's policies rely on two principles. First, a large portion of executive officers' cash compensation should be at risk and vary depending upon meeting stated financial objectives. Second, a significant portion of executive officers' total compensation should be in the form of stock and equity incentives.

  When establishing salaries, bonus levels, and stock or equity awards for executive officers, the Committee considers the individual's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies. The Committee has retained an outside compensation consultant to make periodic reviews of competitive data obtained from independent consultants. The Committee's determinations take into account the independent consultant's reviews and the compensation practices of certain comparable high technology companies with annual revenues generally in excess of $1 billion. Most of these companies are included in the Technology-500 Index used in the performance graph appearing in this Proxy Statement.

  The Company endeavors to attract and retain top-caliber employees, and therefore sets base salary at or above the median for this group of companies. Companies outside the semiconductor industry are selected for inclusion in this review based upon the extent to which they satisfy a list of selection criteria, which includes size, growth rates, similar financial performance, leadership status in their industry, reputation for innovation, and the extent to which they compete with the Company for executives, not all of which will be satisfied in any particular case. The Committee has instructed its compensation consultant to include in its review companies other than those included in the Technology-500 Index because the Company competes for executives from outside the semiconductor industry, depending upon the specific skills required for the position.

  The Committee uses comparative data to set compensation targets that will provide executive officers with compensation that exceeds the average amounts paid to similar executives of comparable companies in years in which the Company achieves superior performance, and with compensation below the average of amounts paid to similar executives of comparable companies in years in which the Company fails to achieve superior performance. However, the Committee also makes discretionary and subjective determinations of appropriate compensation amounts to reflect, for example, the Company's philosophy of compensating executives for the success they achieve in managing specific enterprises. The Committee places considerable weight upon the recommendations of the Chief Executive Officer in the case of other executive officers. While decisions concerning specific 1997 salaries, bonus levels, and stock or equity awards for individual executive officers were made within this broad framework, and in light of each executive officer's level of responsibility, performance, and competitive pay position, the awards were ultimately based upon the Committee's judgment regarding the individual executive officer's performance, taking account of whether each particular payment or award would provide an appropriate reward and incentive for his contribution to the Company's long-term profit performance.

  Base Salary. In consultation with members of the Committee, the Chief Executive Officer reviews annually every other executive officer's base salary, including those officers who are also directors. When reviewing base salaries, individual and corporate performance, levels of responsibility and competitive pay practices are considered. Such factors vary from individual to individual and the Chief Executive Officer does not assign relative weight or priority to any one factor.

  In recognition of Mr. Sanders' service and contribution to the continued success of the Company and to ensure his continued service as Chairman and Chief Executive Officer, the Company entered into an employment agreement with him effective September 29, 1996 (the Agreement). Under Mr. Sanders' Agreement, the Committee approved a 2.3 percent increase to Mr. Sanders' base salary for 1997 as a cost of living adjustment. This 2.3 percent adjustment will be deferred until a deduction for federal income tax purposes will be allowed for its payment, or March 31, 2004, if earlier. Mr. Sanders was paid a base salary of $1,000,000 for 1997. The Agreement is discussed in detail below in the section entitled "Employment Agreements, Compensation Agreements and Change of Control Arrangements" on p. 13.

  Annual Cash Bonus Incentives. Annual cash bonus incentives allow the Company to communicate key corporate goals to all employees and reward employees for achieving those goals each fiscal year. As one example of these incentives, the Company allocates up to ten percent of operating profits to a profit sharing program in which all domestic and U.S. expatriate employees participate. A portion of this allocation is paid in cash and a portion is contributed to a tax-qualified deferred retirement plan.

  All senior executives with titles of vice president and above, other than Mr. Sanders, Mr. Previte and Mr. Raza, were eligible in 1997 for bonus awards under the Executive Bonus Plan. The Executive Bonus Plan has a short-term component and a long-term component. The amount payable under the short-term component of the Executive Bonus Plan ranges from 0% to 100% of base salary depending on the executive's level of responsibility. Under the short-term component, 80% of the targeted bonus is based on the Company's achievement of predetermined operating income goals beyond a threshold level of operating income. The remaining 20% of the targeted bonus under the short-term component is based on the executive's achievement of various group and division goals developed by the executive's manager. Bonuses under the long-term component of the Executive Bonus Plan are based on the Company's 3-year average return on equity (ROE) relative to that of the S&P 500 Index, and on the Company's 3-year sales growth relative to that of the semiconductor industry, as published by Worldwide Semiconductor Trade Statistics (WSTS). In order for an award to be paid under the long-term component, the Company must achieve a threshold level of performance relative to the S&P 500 and WSTS indexes, which is established by management, approved by the Committee and reviewed by the Board. The maximum amount payable under the long-term component is up to 60% of base salary. In fiscal 1997, none of the eligible and participating executives earned an award under the Executive Bonus Plan.

  Mr. Sanders' Agreement provides for a formula-based annual incentive bonus payable in an amount equal to 0.6% of the annual adjusted operating profits of the Company for each fiscal year through 2001 in excess of twenty percent (20%) of adjusted operating profits for the immediately preceding fiscal year, not to exceed $5,000,000. Any amount exceeding the maximum annual award (the Unpaid Contingent Bonus) is carried forward and added to the bonus determined for each specified future period (subject to the $5,000,000 limit in each of those years). The Agreement provides that a discretionary bonus may also be awarded by the Compensation Committee of the Board, based on the Committee's assessment of Mr. Sanders' performance.

  In fiscal 1997, no incentive bonus was earned by Mr. Sanders. However, a payment of $607,446 was made to Mr. Sanders from the Unpaid Contingent Bonus amount carried over from 1995 pursuant to the terms of the Agreement. (See "Employment Agreements, Compensation Agreements and Change of Control Arrangements" on page 13.) In fiscal 1997, no discretionary bonus was paid to Mr. Sanders.

  Equity Incentive Awards. A fundamental tenet of the Company's compensation policy is that significant equity participation creates a vital long-term partnership between executive officers and other stockholders. As of February 25, 1998, executive officers of the Company owned an aggregate of 575,591 shares (including restricted shares) and had the right to acquire an additional 3,528,933 shares upon the exercise of employee stock options which are exercisable by April 26, 1998. These interests, exclusive of other outstanding options, represented in the aggregate 2.81% of the outstanding capital stock of the Company on February 25, 1998. The Company intends to continue its strategy of encouraging its executive officers to become stockholders.

  The number of shares subject to option grants or restricted stock awards is based on the Company's business plans, the executive's level of corporate responsibility, individual performance, historical award data, and competitive practices of high technology and other comparable companies with annual revenues generally in excess of $1 billion satisfying the other criteria set forth above. In making these grants, the Committee exercises its discretion and does not assign any relative weight to one or more of these factors. Further, the Committee generally does not consider whether an executive has exercised previously granted options. During fiscal 1997, executive officers received options for 415,000 shares and no shares of restricted stock. Mr. Sanders did not receive any equity awards in fiscal 1997.

  Tax Policy. Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. The Company has endeavored to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

  While the Committee will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

  Conclusion. The Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans described above, a significant portion of the Company's executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Committee believes equity compensation, in the form of stock options and restricted stock, is vital to the long-term success of the Company. The Committee remains committed to this policy, recognizing the competitive market for talented executives and that the cyclical nature of the Company's business may result in highly variable compensation for a particular time period.

  Charles M. Blalack

  R. Gene Brown

  Leonard M. Silverman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Compensation Committee through the Company's 1998 Annual Meeting are Mr. Blalack, Dr. Brown and Dr. Silverman. Mr. Sanders is the sole member of the Employee Stock Committee, which grants stock options and awards restricted stock to employees who are not also officers. Mr. Sanders has the authority to make determinations concerning the cash compensation of executives other than himself, but usually makes such determinations in consultation with the Compensation Committee.

  Mr. Roby is the President, Chief Executive Officer and a director of Donaldson, Lufkin & Jenrette, Inc. (DLJ). Over the past twenty years, Donaldson, Lufkin & Jenrette Securities Corporation, a wholly owned subsidiary of DLJ, has provided investment banking services to the Company. In 1997, Donaldson, Lufkin & Jenrette Securities Corporation provided services to the Company and may provide services to the Company during 1998.

  Mr. Sanders, the Company's Chief Executive Officer and Chairman of the Board, became a member of the Board of Directors of DLJ in November 1995. Mr. Sanders was an advisory director of DLJ from February 1985 to November 1995.

EXECUTIVE COMPENSATION

  The following table shows for the three fiscal years ended December 28, 1997, the compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to the four other most highly paid executive officers whose aggregate salary and bonus compensation exceeded $100,000.

                    SUMMARY COMPENSATION TABLE (1995-1997)

                               ANNUAL COMPENSATION                              LONG-TERM COMPENSATION AWARDS
                     -----------------------------------------------    -----------------------------------------------------
        (a)          (b)     (c)        (d)                 (e)            (f)                   (g)               (i)
                                                                        RESTRICTED           SECURITIES
 NAME AND PRINCIPAL                                     OTHER ANNUAL      STOCK              UNDERLYING         ALL OTHER
      POSITION       YEAR   SALARY   BONUS(1)           COMPENSATION      AWARDS          OPTIONS/SARS(2)    COMPENSATION(3)
 ------------------  ---- ---------- ----------         ------------    ----------        ----------------- -----------------
W. J. Sanders III... 1997 $1,000,000 $  617,817(4)      $256,928(5)      $      0                     0         $472,812
 Chairman and Chief  1996 $1,038,461 $2,000,000(4)      $217,818(5)      $      0             2,500,000         $ 49,454
 Executive Officer   1995 $  978,887 $2,026,961(4)      $278,704(5)      $      0                     0         $ 34,923
Richard Previte..... 1997 $  757,477 $    8,068(6)      $      0         $      0               100,000         $ 30,843
 President, Chief    1996 $  709,312 $  558,945(6)      $      0         $882,296(7)            145,267         $ 38,429
 Operating Officer
  and                1995 $  660,495 $1,358,757(6)      $      0         $      0               100,000         $ 29,060
 Member of the
  Office
 of the CEO
S. Atiq Raza........ 1997 $  456,731 $    4,473         $      0         $      0                75,000         $ 12,537
 Executive Vice
  President,         1996 $  306,350 $  330,693(8)      $      0         $533,346(9)            250,132         $  7,100
 Chief Technical
  Officer            1995 $        0 $        0         $      0         $      0                     0         $      0
 and Member of the
 Office of the CEO
Eugene D. Conner.... 1997 $  436,923 $    4,304         $      0         $      0                50,000         $ 18,753
 Executive Vice
  President,         1996 $  406,635 $  100,000         $      0         $441,172(10)            72,632         $ 15,975
 Operations and
  Member             1995 $  362,789 $  324,718(11)     $      0         $      0                50,000         $ 21,297
 of the Office of
  the CEO
Stephen Zelencik.... 1997 $  426,115 $    4,384         $      0         $      0                50,000         $ 29,313
 Senior Vice
  President,         1996 $  426,676 $        0         $      0         $441,172(10)            72,632         $ 25,253
 Chief Marketing
  Executive          1995 $  403,978 $  451,420(11)     $      0         $      0                50,000         $ 20,890

--------
 (1) Includes cash profit sharing in the following amounts for Messrs. Sanders, Previte, Raza, Conner and Zelencik, respectively: for 1997, $10,371, $8,068, $4,473, $4,304 and $4,384; for 1995, $69,187, $46,157,
     $0, $25,535 and $28,009. No cash profit sharing was paid for 1996.
 (2) No SARs were awarded in 1997, 1996 or 1995.
 (3) Includes for 1997 for Mr. Sanders, pursuant to his Agreement, $400,000 in deferred retirement compensation and $23,000 as a deferred cost of living salary adjustment. Includes for 1997 for Messrs. Sanders, Previte, Raza, Conner and Zelencik, the Company's matching contributions to the Company's 401(k) Plan in the amounts of $2,250, $2,250, $2,250, $2,250 and $2,250, respectively; the Company's matching contributions to the Executive Savings Plan (the ESP) in the amounts of $12,600, $0, $0, $4,219 and $3,988, respectively; imputed income from the term life insurance provided by the Company in the amounts of $8,680, $5,352, $1,458, $1,932 and $3,444, respectively; and premiums paid by the Company for individual insurance policies in the amount of $26,282, $23,241, $8,829, $10,352 and $19,631, respectively. Includes for 1996, the premiums paid by the Company for individual life insurance policies as set out in footnote 3 to the Summary Compensation Table in the Company's Proxy Statement dated March 20, 1997.
 (4) No bonus was earned for 1997 or 1996. In 1997, pursuant to the terms of Mr. Sanders' employment agreement, $607,446 was paid from the Unpaid Contingent Bonus from 1995. No additional carryover amount currently exists. For 1996, a bonus amount of $2,000,000 was paid from the Unpaid Contingent Bonus carried forward from 1993, 1994 and 1995. For 1995, the maximum bonus amount of $1,957,774 was paid, with an Unpaid Contingent Bonus amount of $802,766 carried over and paid in 1996 and 1997, because Mr. Sanders' bonus for those years did not exceed the maximum amount.
 (5) Includes for 1997, 1996 and 1995, $104,178, $104,089 and $98,310,
     respectively, of in-kind compensation in the form of company provided vehicles; and $78,176, $62,864 and $123,319, respectively, reflecting the cost to AMD of providing physical security services.
 (6) No bonus was earned for 1997 or 1996. For 1996, a bonus amount of $558,945 was paid from the Unpaid Contingent Bonus carried forward from 1994 and 1995. No additional carryover amount exists. For 1995, the maximum bonus amount of $1,312,600 was paid, with an Unpaid Contingent Bonus amount of $67,670 carried over and paid in 1996, because Mr. Previte's bonus for 1996 did not exceed the maximum amount.
 (7) The total number of restricted shares held by Mr. Previte and their aggregate value at December 28, 1997 were 84,733 shares valued at $1,487,064. The value is based on the closing sales price of AMD common stock on December 26, 1997 ($17.56), and is net of consideration paid for the stock. The dollar value of the restricted stock appearing in the table with respect to 1996 is based on the closing sales price of AMD common stock on October 11, 1996 ($16.13), the date of the award, and is net of consideration paid for the stock. The 1996 award vests if certain stock targets and employment related conditions are met. The stock targets for the 1996 award were met in 1997. 27,367 of the restricted shares vested in January of 1998. If Mr. Previte is employed on January 19, 1999, 13,683 of the restricted shares will vest. If Mr. Previte is employed on January 19, 2000, 13,683 of the restricted shares will vest.
 (8) Includes $30,693 paid in the form of cancellation of indebtedness on a note for interest accrued to October 17, 1996.

 (9) The total number of restricted shares held by Mr. Raza and their aggregate value at December 28, 1997 were 29,868 shares valued at $524,183. The value is based on the closing sales price of AMD common stock on December 26, 1997 ($17.56), and is net of consideration paid for the stock. The dollar value of the restricted stock appearing in the table with respect to 1996 is based on the closing sales price of AMD common stock on the date of the awards, April 24, 1996 ($18.38) and October 11, 1996 ($16.13), and is net of consideration paid for the stock. 2,500 of the performance restricted shares awarded in April of 1996 vested in January of 1997; the performance conditions for the other 2,500 shares awarded in April of 1996 were not met and the award did not vest in January of 1998. The October 1996 award vests if certain stock targets and employment related conditions are met. The stock targets for the October 1996 award were met in 1997. 13,683 of the restricted shares vested in January of 1998. If Mr. Raza is employed on January 19, 1999, 6,843 of the restricted shares will vest. If Mr. Raza is employed on January 19, 2000, 6,842 of the restricted shares will vest.
(10) The total number of restricted shares held by the executive and the aggregate value at December 28, 1997 were 27,368 shares valued at $480,308. The value is based on the closing sales price of AMD common stock on December 26, 1997 ($17.56), and is net of consideration paid for the stock. The dollar value of the restricted stock appearing in the table with respect 1996 is based on the closing sales price of AMD common stock on October 11, 1996 ($16.13), the date of the award, and is net of consideration paid for the stock. The 1996 award vests if certain stock price targets and employment related conditions are met. The stock price targets for the 1996 award were met in 1997. 13,683 of the restricted shares vested in January of 1998. If the executive is employed on January 19, 1999, 6,843 of the restricted shares will vest. If the executive is employed on January 19, 2000, 6,842 of the restricted shares will vest.
(11) Includes for Messrs. Conner and Zelencik, $6,506 and $6,988, respectively, paid as a correction to the long-term portion of the bonuses paid under the Executive Bonus Plan for 1995.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                         POTENTIAL REALIZABLE VALUE
                                                                          AT ASSUMED ANNUAL RATES
                                                                        OF STOCK PRICE APPRECIATION
                                                                            FOR OPTION TERM(2)
                                                                        ----------------------------
          (a)                (b)          (c)         (d)       (e)     (f)      (g)         (h)
                          NUMBER OF    % OF TOTAL
                          SECURITIES  OPTIONS/SARS
                          UNDERLYING   GRANTED TO  EXERCISE
                         OPTIONS/SARS EMPLOYEES IN   PRICE   EXPIRATION
          NAME           GRANTED(1)   FISCAL YEAR  PER SHARE    DATE     0%      5%          10%
          ----           ------------ ------------ --------- ---------- ---------------- -----------
W. J. Sanders III.......         0           0         N/A         N/A  $  0 $         0 $         0
Richard Previte.........   100,000        3.00%     $37.50    04/23/07  $  0 $ 2,358,355 $ 5,976,534
S. Atiq Raza............    75,000        2.25%     $37.50    04/23/07  $  0 $ 1,768,766 $ 4,482,401
Eugene D. Conner........    50,000        1.50%     $37.50    04/23/07  $  0 $ 1,179,177 $ 2,988,267
Stephen Zelencik........    50,000        1.50%     $37.50    04/23/07  $  0 $ 1,179,177 $ 2,988,267

--------
(1) For all optionees: Each option has a ten-year term. Each option is subject to earlier termination upon the optionee's termination of employment, death or disability. The exercise price may be paid in cash or in shares. Withholding taxes due on exercise may be paid in cash, with previously owned shares, or by having shares withheld. Upon an optionees' termination of employment, options may be exercised only to the extent exercisable on the date of such termination of employment. Upon an optionee's death or disability, certain options that vest during the year of death or disability may become exercisable. Options may also become fully exercisable upon a Change in Control of the Company or in accordance with an optionee's management continuity agreement. See the discussion under "Employment Agreements, Compensation Agreements and Change in Control Arrangements." No stock appreciation rights (SARs) were granted to the executive officers listed in the table during 1997.

(2) The 0%, 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices of the Company's common stock.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

          (a)                (b)          (c)           (d)            (e)
                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                           NUMBER                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                          OF SHARES                  OPTIONS/SARS AT 12/31/97     OPTIONS/SARS AT 12/31/97(1)
                         ACQUIRED ON     VALUE     ----------------------------- -----------------------------
          NAME            EXERCISE   REALIZED(1)   (EXERCISABLE) (UNEXERCISABLE) (EXERCISABLE) (UNEXERCISABLE)
          ----           ----------- ------------- ------------- --------------- ------------- ---------------
W. J. Sanders III.......   500,000    $15,855,280    1,775,000      1,425,000     $5,300,750     $4,004,250
Richard Previte.........         0    $         0      445,550        245,267     $  534,974     $  794,436
S. Atiq Raza............   179,000    $ 5,998,796       22,000        274,132     $        0     $  547,192
Eugene D. Conner........    30,000    $   888,900      379,264        122,632     $1,996,720     $  397,192
Stephen Zelencik........         0    $         0      223,125        122,632     $  266,085     $  397,192

--------
(1) Value for these purposes is based solely on the difference between market value of underlying shares on the applicable date (i.e., date of exercise or fiscal year-end) and the exercise price of options.

        COMPARISON OF FIVE-YEAR AND SEVEN-YEAR CUMULATIVE TOTAL RETURN

                   ADVANCED MICRO DEVICES, S&P 500 INDEX AND

                             TECHNOLOGY-500 INDEX

  The following two graphs show a five-year and seven-year comparison of cumulative total return on common stock for the Company, the S&P 500 Index, and the Technology-500 Index from December 31, 1992 through December 31, 1997, and from December 31, 1990 through December 31, 1997. The past performance of the Company's common stock is no indication of future performance.




                                    [LOGO]




  The first graph was plotted using the following data:

                                              YEAR ENDING DECEMBER 31
                                    --------------------------------------------
                                    1992  1993    1994    1995    1996    1997
                                    ---- ------- ------- ------- ------- -------
AMD................................ $100 $ 97.73 $137.24 $ 91.06 $142.11 $ 97.96
Technology-500..................... $100 $123.01 $143.37 $206.51 $292.98 $369.43
S&P 500............................ $100 $110.08 $111.53 $153.45 $188.68 $251.63

                                    [LOGO]




  The second graph was plotted using the following data:

                                     YEAR ENDING DECEMBER 31
                   ------------------------------------------------------------
                   1990  1991    1992    1993    1994    1995    1996    1997
                   ---- ------- ------- ------- ------- ------- ------- -------
AMD............... $100 $358.97 $371.79 $364.10 $510.26 $338.56 $528.35 $364.20
Technology-500.... $100 $114.08 $118.79 $146.13 $170.31 $245.32 $348.04 $438.85
S&P 500........... $100 $130.47 $140.41 $154.56 $156.60 $215.45 $264.91 $353.30

  The charts above assume $100 invested on, respectively, December 31, 1992, and December 31, 1990, in Advanced Micro Devices, Inc. common stock, S&P 500 Index and Technology-500 Index, and the reinvestment of dividends (although dividends have not been declared on the Company's stock). Historical returns are not necessarily indicative of future performance.

EMPLOYMENT AGREEMENTS, COMPENSATION AGREEMENTS AND CHANGE OF CONTROL
ARRANGEMENTS

  Chairman's Employment Agreement. In 1996, the Company entered into an amended and restated employment agreement with Mr. Sanders, the term of which is September 1, 1996 through December 31, 2003 (the Agreement). The Agreement provides for annual base compensation to Mr. Sanders of no less than $1,000,000 through 2001, $500,000 in 2002 and $350,000 in 2003. Base compensation for periods prior to 2003 will be adjusted for cost of living increases. Cost of living adjustments for periods prior to 2002 will be deferred (with interest) until a deduction for federal income tax purposes will be allowed for their payment or March 31, 2004, if earlier.

  Incentive compensation takes the form of an annual incentive bonus and stock options. The annual incentive bonus equals 0.6% of the adjusted operating profits of the Company for each respective fiscal year through 2001 in excess of twenty percent (20%) of adjusted operating profits for the immediately preceding fiscal year. Under the Agreement, the annual bonus payment may not exceed $5,000,000. Any excess amount of an annual incentive bonus over $5,000,000 (the Unpaid Contingent Bonus) will be added to the bonus determined for each specified future period (subject to the $5,000,000 limit in each of those years). "Adjusted operating profits" for these purposes constitute the Company's operating income as reported on the Company's financial statements, adjusted for any pretax gain or loss from certain joint ventures, and increased by any expenses accrued for profit sharing plan contributions and Executive Bonus Plan bonuses. Mr. Sanders is also eligible to receive a discretionary bonus, in an amount determined by the Compensation Committee of the Board, based on the Committee's assessment of his performance.

  In 1996, Mr. Sanders received an option grant for 2,500,000 shares under the Agreement. The Compensation Committee expects that no further stock option awards will be granted to Mr. Sanders over the term of the Agreement, except in unusual circumstances. Options for 1,250,000 shares are performance- and time-based. The performance element of the options provides for a scheduled accelerated vesting should the Company's average stock price attain or exceed certain milestones for a rolling three-month period. The milestone stock prices are $26.00, $31.00, $37.50, $45.00 and $54.00 per share for 1997 through 2001, respectively. If the highest milestone applicable to a year is met, options for 250,000 shares applicable to that year will vest. (Achieving lower stock price milestones results in the acceleration of lesser percentages of the stock.) Performance-accelerated vesting will occur early if the performance milestones for a later year are attained in an earlier year.

  If the performance-based options do not vest on an accelerated basis, they will vest on a time-based schedule provided that Mr. Sanders is employed on the applicable vesting date. They vest at the rate of 0% in 1997 and 1998, 10% (125,000 shares) on November 15, 1999, 15% (187,500) on November 15, 2000, 20%
(250,000 shares) on November 15, 2001, 20% (250,000 shares) on November 15, 2002 and 35% (437,500 shares) on November 15, 2003, if Mr. Sanders is employed on those dates. Options to purchase the remaining 1,250,000 shares vest on a time-based schedule at the rate of 325,000 shares per year on November 15, 1997 and 1998, and 200,000 shares per year on November 15, 1999, 2000 and 2001, if Mr. Sanders is employed on the applicable vesting date. Vested 1996 options may be exercised after termination of employment no later than: five years after retirement as Chief Executive Officer; three years after death or disability; one year after a voluntary resignation of employment other than for defined reasons; thirty days after a termination by the Company "for cause"; and, with respect to any other termination of employment, two years after such termination in the case of options that vested prior to termination of employment and one year after the later of termination of service or the vesting date in the case of options that vest only upon or following termination of employment. All of the 1996 options will expire on September 29, 2006, if not earlier exercised or terminated.

  If the Company terminates Mr. Sanders' employment other than "for cause" or constructively terminates Mr. Sanders' employment (including re-assigning him to lesser duties, reducing or limiting his compensation or benefits, removing him from his responsibilities other than for good cause, requiring him to relocate or transfer his principal place of residence, or not electing or retaining him as Chairman and Chief Executive Officer of the Company), the Company is obligated to pay Mr. Sanders his annual base salary through the later to occur of December 31, 2002 or one year from the date of termination of employment. In such circumstances, the Company is obligated to pay Mr. Sanders' incentive compensation for the fiscal year during which such termination occurs and for the following fiscal year, plus the amount of any Unpaid Contingent Bonus then remaining unpaid. In addition, all time-based options will vest and performance-accelerated vesting options may vest for the year of termination or constructive termination and for the year following termination, if the performance milestones are attained by the Company within such periods.

  Under the Agreement, the Company is obligated to guarantee the repayment of any loan (including interest) obtained by Mr. Sanders for the purpose of exercising options or warrants to purchase stock of the Company up to the lesser of: (a) the exercise price of the options plus taxes paid by Mr. Sanders by reason of the exercise, or (b) three and one-half million dollars ($3,500,000). The Company's obligation to guarantee such loans continues for a period of two years after the applicable event. If Mr. Sanders enters into loan agreements for any other reason, the Company is obligated to guarantee repayment of such loans up to $3,500,000 for a period ending 180 days after termination of service.

  Mr. Sanders is entitled to receive certain benefits upon his disability (as that term is defined in the Agreement) and upon his death while employed by the Company. Mr. Sanders is also entitled to receive such other benefits of employment with the Company as are generally available to members of the Company's management. For ten years following any termination, disability, termination without cause or such other event, Mr. Sanders will receive health and welfare benefits comparable to those he was receiving and reimbursements for all income taxes due on the receipt of such benefits.

  In the event that Mr. Sanders terminates his employment following a change in control, Mr. Sanders will receive the greater of the salary payable for the remaining term of the Agreement or three times base salary, bonus payments equal to the average of the two highest annual bonuses paid during the last five calendar years immediately prior to the change of control (plus, as soon as can be determined, any excess over such amount of the sum of the bonuses which would otherwise have been payable to Mr. Sanders for the year in which the termination occurred and the following year), vesting of all time-based options and vesting of time-based performance-accelerated options if the performance milestones are satisfied on the basis of the acquisition price or such options otherwise would have vested in the year of such change in control. Mr. Sanders will also be entitled to an additional payment necessary to reimburse him for any federal excise tax imposed on him by reason of his receipt of payments under his employment agreement or otherwise, so that he will be placed in the same after-tax position as he would have been had no such tax been imposed.

  If Mr. Sanders' employment is terminated by reason of his disability or death, he or his estate is entitled to his full base salary under the Agreement through 2001, the incentive compensation for the fiscal year in which such termination occurred and for the following fiscal year, the amount of any Unpaid Contingent Bonus then remaining unpaid and, in the case of death, an additional year's salary. Any time-based options Mr. Sanders has been granted that would otherwise vest within two years following termination will vest, and all time-based performance-accelerated options which otherwise would have vested prior to the end of the fiscal year following the death or disability will vest if the performance milestones are met as described above. In addition, his beneficiaries will be entitled to receive that portion of the death benefit payable under a $1,000,000 face amount policy which exceeds the aggregate premiums paid by the Company on that policy.

  Pursuant to the Agreement, the Company will accrue an additional $400,000 per year in deferred retirement compensation for five years, payable to Mr. Sanders only if he is Chief Executive Officer on September 12, 2001. Accrued amounts will be credited with interest at the rate of 9% per annum. The payment of $2,000,000 plus interest will be made to Mr. Sanders following his termination in a manner that ensures that the retirement payments will be deductible under Section 162(m) of the Code. If Mr. Sanders terminates his employment by reason of a change of control, or because of a constructive termination, or the Company terminates Mr. Sanders' employment (other than "for cause"), all retirement deferrals will immediately accelerate and will be payable following termination in a manner that ensures that the retirement payments will be deductible under Section 162(m). Upon death or disability before December 31, 2001, a prorated amount will be payable to Mr. Sanders or his estate following his death or disability.

CHANGE IN CONTROL ARRANGEMENTS

  Management Continuity Agreements. The Company has entered into management continuity agreements with each of its executive officers named in the Summary Compensation Table, designed to ensure their continued services in the event of a Change in Control. Except for Mr. Sanders' management continuity agreement, all the agreements provide that benefits are payable only if the executive officer's employment is terminated by the Company (including a constructive discharge) within two years following a Change in Control. For purposes of the agreements, a Change in Control includes any change of a nature which would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934. A Change in Control is conclusively presumed to have occurred on (1) acquisition by any person (other than the Company or any employee benefit plan of the Company) of beneficial ownership of more than 20% of the combined voting power of the Company's then outstanding securities; (2) a change of the majority of the Board of Directors during any two consecutive years, unless certain conditions of Board approval are met; or (3) certain members of the Board determine within one year after an event that such event constitutes a Change in Control.

  All of the management continuity agreements provide that, in the event of a Change in Control, the Company will reimburse each executive officer who has signed a management continuity agreement for any federal excise tax payable as a result of benefits received from the Company. Other than Mr. Sanders' agreement, the agreements provide that, if within two years after a Change in Control the executive officer's employment is terminated by the Company or the executive officer is constructively discharged, the executive officer will receive: (1) a severance benefit equal to three times the sum of his rate of base compensation plus the average of his two highest bonuses in the last five years; (2) payment of his accrued bonus; (3) twelve months' continuation of other incidental benefits; and (4) full and immediate vesting of all unvested stock options, stock appreciation rights and restricted stock awards.

  Mr. Sanders' management continuity agreement provides that, except for awards under the Agreement, all stock options and stock appreciation rights that he holds will become fully vested on the occurrence of a Change in Control and the restrictions on any shares of restricted stock of the Company which he may hold will lapse as of such date. Mr. Sanders' management continuity agreement does not apply to amounts payable to or awards under the Agreement, and is superseded by the Agreement with respect to such amounts or awards.

  Vesting of Stock Options, Limited Stock Appreciation Rights and Restricted Stock. Except with respect to options and awards under Mr. Sanders' Agreement, all options and associated limited stock appreciation rights (LSARs) granted to officers of the Company shall become exercisable upon the occurrence of any change in the beneficial ownership of any quantity of shares of common stock of the Company (where the purpose for the acquisition of such beneficial ownership is other than passive investment), that would effect a Change in Control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, other than a change that has been approved in advance by the Company's Board of Directors. A Change in Control shall be conclusively deemed to have occurred if any person (other than the Company, any employee benefit plan, trustee or custodian therefor) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities. Under the Company's 1980 and 1986 stock appreciation rights plans, outstanding LSARs may be exercised for cash during a thirty-day period following the expiration date of any tender or exchange offer for the Company's common stock (other than one made by the Company); provided the offeror acquires shares pursuant to its offer and owns thereafter more than 25% of the outstanding common stock. In addition, all options granted under the 1982 Stock Option Plan, the 1992 Stock Incentive Plan, the 1995 Stock Plan of NexGen, Inc. and the 1996 Stock Incentive Plan become fully vested on termination of employment within one year following a Change in Control as defined in that plan. The options will be subject to accelerated vesting if a change of control occurs (as defined under the terms of the executive's management continuity agreement) and either the consideration to be paid to stockholders of the Company for a share of the Company's common stock is equal to or in excess of the stock price target, which if attained, would otherwise result in the vesting of the stock, or the closing price of the Company's common stock on the day thirty days before or after the change of control is equal to or in excess of such stock price target.

  Restricted stock awarded under the 1987 Restricted Stock Award Plan, if provided for in the individual restricted stock award agreement, will be subject to accelerated vesting in connection with a Change in Control of the Company as defined in the particular agreement. Messrs. Sanders' and Previte's 1994 restricted stock award agreements provide that their restricted stock will vest if more than 20% of the outstanding equity or assets of the Company are acquired by another company pursuant to merger, sale of substantially all the assets, tender offer or other business combination, other than a transaction in which the stockholders of the Company prior to the transaction retain a majority interest in the surviving company. Further, as described above, stock options, stock appreciation rights and restricted stock held by executive officers who have entered into management continuity agreements with the Company will vest in accordance with the terms of such agreements in connection with a Change in Control of the Company as defined in such agreements. The restricted shares are subject to accelerated vesting if a change of control occurs (as defined under the terms of the executive's management continuity agreement) and either (a) consideration paid to stockholders of the Company for a share of the Company's common stock equals or exceeds the stock price target, which if attained, would otherwise result in the vesting of the stock, or (b) the closing price of the Company's common stock on the day thirty days before or after the change of control is equal to or in excess of such stock price target.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In connection with Mr. S. Atiq Raza's initial and continued employment by NexGen, NexGen made two loans to him which were assumed by AMD upon its acquisition of NexGen. The two loans are each in the principal amount of $50,000, are currently due on October 17, 1998, and bear interest at 7.07% and 8.12%. The largest amount due under the loans during 1997 was $142,048, and the aggregate amount outstanding under the loans as of February 25, 1998 was $143,360.

  In March of 1997, Mr. Thomas M. McCoy, Vice President, General Counsel and Secretary, borrowed $450,000 from the Company pursuant to a promissory note bearing interest at 7.5%, payable in March 1999, secured by a pledge of stock and a deed of trust on real property. Mr. McCoy borrowed an additional $50,000 in April of 1997 with identical terms. The largest amount due under the loans during 1997 was $529,764, and the aggregate amount outstanding under the loans as of February 25, 1998 was $506,267.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Section 16(a) of the Securities and Exchange Act of 1934, as amended, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report to the Securities and Exchange Commission and the New York Stock Exchange their initial ownership of the Company's stock and any subsequent changes in that ownership. The Company believes that during fiscal year 1997, its officers, directors and holders of more than 10% of the Company's common stock filed all
Section 16(a) reports on a timely basis. In making this statement, the Company has relied upon the written representations of its directors and officers.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSED SLATE OF DIRECTORS FOR THE CURRENT YEAR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED "FOR" THE PROPOSED NOMINEES.

ITEM 2--RATIFICATION OF INDEPENDENT AUDITORS

  Unless marked to the contrary, proxies received will be voted FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the current year. Ernst & Young LLP has been the Company's independent auditors since its incorporation in 1969.

  Audit services of Ernst & Young LLP during the Fiscal Year included the examination of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission and other regulatory bodies.

  The Audit Committee of the Company meets with Ernst & Young LLP on an annual or more frequent basis. At such times, the Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP for the preceding year, as well as the fees charged for such services. Among other things, the Committee examines the effect that the performance of non-audit services may have upon the independence of the auditors.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he or she so desires. Moreover, he or she will be available to respond to appropriate questions from the stockholders.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE CURRENT YEAR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED "FOR" RATIFICATION.

ITEM 3--APPROVAL OF THE INCREASE IN NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE ADVANCED MICRO DEVICES, INC. 1996 STOCK INCENTIVE PLAN AND TO AMEND THE PLAN TO ALLOW THE GRANT OF NONSTATUTORY OPTIONS AT AN EXERCISE PRICE OF NO LESS THAN FIFTY PERCENT (50%) OF FAIR MARKET VALUE ON THE DATE OF GRANT.

  The Company's stockholders are also being asked to approve an amendment to the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan (the Plan) to increase the number of shares authorized for issuance under the Plan and to amend the Plan to allow for the grant of nonstatutory options (NSOs) at an exercise price of no less than 50% of the fair market value of the Company's common stock on the date of grant of the NSO. The purpose of this amendment is to provide the Company with an additional 3,700,000 shares of common stock that can be awarded to employees, consultants and advisors of the Company. 800,000 of these options may have an exercise price of no less than 50% of the fair market value of the Company's common stock on the date of the grant. Management believes that these amendments are in the best interests of the Company because of the need to provide equity incentives to attract and retain quality employees and remain competitive in the industry.

  The purpose of the Plan is to enable the Company and its affiliates to recruit and retain capable employees for the successful conduct of its business and to provide an additional incentive to officers and other eligible key employees, consultants and advisors and Outside Directors upon whom rest major responsibilities for the successful operation and management of the Company and its affiliates. The Plan is intended to enable the Company to attract qualified personnel in a highly competitive labor market. The Company intends future increases in the value of securities granted under the Plan to form part of the compensation for services to be rendered by such persons in the future.

  The Stockholders approved the Plan on April 24, 1996 with an effective date of February 7, 1996. The Board of Directors approved an amendment to the Plan in October of 1996. The Stockholders approved the amendment to the Plan on April 24, 1997. Below is a summary of the principal provisions of the Plan and its operation.

SUMMARY DESCRIPTION OF THE PLAN

  Number of Shares Subject to the Plan. The Plan reserves for issuance up to 6,500,000 shares of AMD common stock pursuant to the exercise of options granted under such plan. If the Stockholders approve the amendment, an additional 3,700,000 shares may be issued pursuant to the exercise of options granted under the Plan, 800,000 of which may have an exercise price of no less than 50% of the fair market value of the Company's common stock on the date of grant. The number of shares is subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the Plan. The market value of the Company's common stock on the New York Stock Exchange as of February 25, 1998 was $21.75 per share.

  Administration and Duration of the Plan. Authority to administer the Plan and to grant awards rests with the Board of Directors. The Board has delegated its authority to grant awards to any employee (including officers who are members of the Board) to the Compensation Committee. The Board has also delegated authority to Mr. Sanders, acting as the sole member of the Employee Stock Committee of the Board, to grant awards covering up to 25,000 shares per year to any employee who is not also an officer or member of the Board.

  The Plan will terminate on February 7, 2006, but the Board retains the right to suspend, terminate or amend the plan at any time. On termination of the plan, outstanding awards remain in effect until they expire by their terms, are forfeited or otherwise terminate.

  Eligibility for Participation. Options may be granted under the Plan by the appropriate administrative committee of the Board to key full- or part-time employees, officers, consultants and advisors of the Company and its affiliates. The maximum number of shares that may be granted to an individual under the Plan is 2,000,000. As of February 25, 1998, approximately 2,858 persons were eligible to receive options under the Plan, 58,898 shares had been issued upon the exercise of options under the Plan, and 6,254,119 shares were subject to outstanding options under the Plan. As of February 25, 1998, 186,983 shares were available for future option grants.

  Over the term of the Plan through February 25, 1998, the following executive officers have been granted the following options to purchase shares under the
Plan: Mr. Sanders, 2,000,000 shares; Mr. Previte, 200,000 shares; Mr. Raza, 240,000 shares; Mr. Conner, 100,000 shares; Mr. Zelencik, 100,000 shares. During this period, the Company's executive officers as a group have been granted options to purchase an aggregate of 2,905,000 shares, and all employees as a group (excluding executive officers) have been granted options to purchase an aggregate of 3,757,475 shares under the Plan. During this period, the Company's current directors as a group (excluding executive officers) have been granted options to purchase 40,000 shares under the Plan.

  Terms of Options. Options granted to employees may be either incentive stock options (ISOs) which satisfy the requirements of Code Section 422 or nonstatutory options (NSOs) which are not intended to satisfy such requirements. Options granted to Outside Directors, consultants and advisors may only be NSOs.

  The option exercise price of ISOs may not be less than the fair market value of the Company's common stock on the date of grant of the ISO. The option exercise price of NSOs may not be less than 100% of the fair market value of the Company's common stock on the date of grant of the NSO; provided that, if the Stockholders approve the amendment, 800,000 of these options may have an exercise price of no less than 50% of the fair market value of the Company's common stock on the date of grant of the NSO. Payment of the exercise price may be made in cash, by certified check, promissory note, other shares of the Company's common stock, or through a same day sale program. In addition, the Board may authorize loans and loan guarantees for the exercise price. The term of an ISO may not exceed ten years. The term of an NSO may not exceed ten years plus one day. The Company did not grant any ISOs in 1997.

  Options granted to employees generally are made cumulatively exercisable in annual installments, although the actual dates of exercise may be modified by the Board or its delegate so long as the option holder's interest is not thereby diminished without the option holder's consent. Options may be made exercisable only under such conditions as the Board or its delegate may establish, such as if the optionee remains employed until a specified date, or if specified performance goals have been met. If an optionee's employment terminates because of misconduct, such option terminates immediately. If an optionee's employment terminates for any reason other than misconduct, the option remains exercisable for a fixed period of three months (twelve months in the case of vice presidents or where employment has terminated because of death or disability) or a longer period to be fixed by the Board or its delegate up to the remainder of the option's term. In no case may an option be exercised after the expiration of the option term. An option may be exercised by the optionee or his guardian or legal representative.

  Outside Director Option Program. An Outside Director who has not previously been elected or appointed as a member of the Board will be granted a First Option for 15,000 shares on his or her election or appointment. First Options vest in increments of 6,000, 4,500, 3,000 and 1,500 on July 15 of the first, second, third and fourth calendar year following grant. On the first business day coincident with or following each annual meeting of the Company's stockholders at which an Outside Director is re-elected, he or she will automatically receive an Annual Option for 5,000 shares, vesting in three increments of 1,667, 1,667 and 1,666 shares on each July 15 of the second, third and fourth calendar year following re-election. Options held by Outside Directors may be exercised for up to twelve months following termination of their service on the Board to the extent the Options are vested on the date of termination. Options which are not vested on the date of termination are canceled. Options held by Outside Directors will become fully vested for exercise upon a Change of Control. See the section entitled "Acceleration in Connection with a Change of Control" below.

  Acceleration in Connection with a Change of Control. If a participant's employment is terminated for any reason other than for cause (or, with respect to certain participants who are executive officers of the Company as defined in the Plan, there is a constructive termination of their employment) within one year after a Change of Control, all options held by such a participant become fully vested. A constructive termination occurs if the participant resigns because of a diminution or adverse change in his or her conditions of employment. Options held by Outside Directors become fully vested upon a Change of Control without regard to termination of their service as a director. In general, a "Change of Control" will be deemed to have occurred upon the acquisition of more than 20% of either the then outstanding shares of AMD common stock or the combined voting power of the Company's then outstanding securities, a change in two-thirds of the Board of Directors over a two-year period, certain mergers or corporate transactions in which the Company is not the surviving entity, or a liquidation of the Company or a sale of substantially all of the Company's assets. The Plan Change of Control provisions are not applicable to options granted to Mr. Sanders in 1996.

  Plan Benefits Table. The following table shows in the aggregate the Annual Options that will be granted to Outside Directors under the Plan in 1998. Since all current Outside Directors are incumbent directors, no Outside Director who is elected at the 1998 Annual Meeting of Stockholders will receive a First Option. Because future awards to executive officers and employees of the Company are discretionary and cannot be determined at this time, the table does not reflect any such awards.

        NAME AND POSITION         EXERCISE PRICE (PER SHARE)    NUMBER OF SHARES
        -----------------         --------------------------    ----------------
   All current directors who
    are not executive officers   Fair market value on date of
    as a group (5 persons)....               grant                   25,000

  Federal Tax Consequences--Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of an NSO. The optionee generally will recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares at the date of exercise over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income which the optionee may elect to satisfy by having the Company withhold shares from the shares otherwise due or by delivering a sufficient number of previously owned shares of the Company's common stock to the Company. On ultimate sale of the shares, the optionee will generally recognize as capital gain or loss the difference between the fair market value on the date of exercise and the ultimate sales price.

  Incentive Stock Options. No taxable income is recognized by the optionee at the time of the grant of an ISO and, except in determining alternative minimum tax, no taxable income is recognized at the time the ISO is exercised. The optionee will, however, recognize taxable income or loss in the year in which the purchased shares are sold or otherwise made the subject of disposition.

  For federal tax purposes, dispositions of ISOs are divided into two categories: qualifying and disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other taxable disposition of such shares is made more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

  Upon a qualifying disposition of the shares, the optionee will recognize mid-term capital gain or long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition over (ii) the option price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares at the date of exercise (or, if lower, the fair market value of the shares on the date of disposition) over (ii) the option price paid therefor will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain, and such gain will be mid-term if the shares have been held for more than one year following exercise of the option and long-term if the shares have been held for more than eighteen months following exercise of the option.

  Alternative Minimum Tax. The difference between the fair market value of shares subject to an ISO on the date of exercise and the exercise price of such shares is an adjustment to income for purposes of the alternative minimum tax (the AMT). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% on the portion of an individual taxpayer's alternative minimum taxable income that would otherwise be ordinary income (28% in the case of alternative minimum taxable income in excess of $175,000). A maximum 20% AMT rate applies to the portion of alternative minimum taxable income that would otherwise be treated as net capital gain. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the shares subject to the ISO on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the shares subject to an ISO occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those shares. Also, upon a sale of such shares that is a qualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the shares subject to the ISO at exercise over the amount paid for such shares.

  Deduction to the Company. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of an NSO. The deduction generally will be allowed for the taxable year of the Company in which occurs the last day of the calendar year in which the optionee recognizes ordinary income in connection with such exercise.

  If the optionee makes a disqualifying disposition of the shares purchased on exercise of an ISO, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the amount which is taxable to the employee as ordinary income. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the shares purchased upon exercise of an ISO.

  Under Section 162(m) of the Code, the Company is not entitled to a deduction for certain executive compensation in excess of $1,000,000. This limitation applies to compensation paid to the Company's Chief Executive Officer and to each of its next four most highly compensated executive officers. Amounts treated as compensation pursuant to the exercise of stock options are subject to the deduction limit, unless the option exercise price is at least equal to the fair market value of the underlying stock on the date of grant. In addition, the grant of options must be made by a committee of at least two "outside directors" as defined under Code Section 162(m). Awards granted under the Plan are intended to qualify for full deductibility.

REQUIRED VOTE

  An affirmative vote of the holders of a majority of the shares of AMD common stock present in person or represented by proxy and entitled to vote on the amendments to the Plan is required for approval. Abstentions will be counted for purposes of determining the number of shares present and entitled to vote and will have the effect of a vote against the amendment to the Plan. Broker non-votes, if any, will not be counted in determining the number of shares present and entitled to vote on the amendments to the Plan.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE AMD 1996 STOCK INCENTIVE PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED "FOR" APPROVAL.

ITEM 4--STOCKHOLDER PROPOSALS

  The Company has been notified that two stockholders of the Company intend to present the proposals set forth below for consideration at the 1998 Annual Meeting. The name, address and stock ownership of each of the stockholder proponents will be furnished by the Secretary of the Company to any person, orally or in writing, as requested, promptly upon receipt of any oral or written request therefor.

  THE BOARD OF DIRECTORS OPPOSES EACH OF THE FOLLOWING STOCKHOLDER PROPOSALS FOR THE REASONS STATED AFTER EACH PROPOSAL.

PROPOSAL NO. 1--BOARD CHAIRPERSON.

  "RESOLVED, that the stockholders of Advanced Micro Devices, Inc., (the "Company") recommend that the Board of Directors take steps necessary to amend to Company's bylaws to require that the Board's Chairperson be an Independent Director. For purposes of this proposal, the stockholders further recommend that the term "Independent Director" means a director who: (i) has not been employed by the Company in an executive capacity within the last five years;
(ii) is not, and is not affiliated with a company that is, an advisor or consultant to the Company; (iii) is not affiliated with a significant customer or supplier of the Company; (iv) has no personal services contract(s) with the Company or its senior management; or (v) is not affiliated with a not-for-profit entity that receives significant contributions from the Company; (vi) within the last five years, has not had any business relationship with the Company (other than service as a director) for which the Company has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission; (vii) is not employed by a public company at which an executive officer of the Company serves as a director; (viii) has not had a relationship described in (i) through (vii) above with any affiliate of the Company; and (ix) is not a member of the immediate family of any person described in (i) through (viii) above.

"SUPPORTING STATEMENT

  "How important is the Board of Directors? As a trust fund with approximately 1,049,000 participants, and as owner of some 504,000 shares of the Company's stock, we believe that the Board--and most particularly its Chairperson--is of paramount importance. This is why we are sponsoring this proposal which urges the Board to amend the Company's bylaws so that the Board's leader will be a person who is independent of the Company and its officers. Through this proposal, we seek to promote strong, objective leadership on the Board.

  "A Board of Directors must formulate corporate policies and monitor management's implementations of those policies. The Chairperson is responsible for leading the Board in these tasks, and ensuring that directors are given the information necessary to perform their duties. In our view, when the Board's Chairperson is also an officer, employee or otherwise closely related to the Company's management, it is difficult to objectively perform this monitoring and evaluation function. We believe that an independent Chairperson would best ensure that the interests of stockholders are served, rather than the interests of management.

  "The benefits of independent directors are generally well accepted. The New York Stock Exchange, for example, requires that at least two members of the board of a listed company, and all members of the company's audit committee, must meet the Exchange's standards of independence. The Investment Company Act of 1940 (the law that governs the activities of investment companies) also includes an independent director provision, generally requiring investment company boards to be comprised of at least 40 percent "disinterested" directors.

  "Help us send a message to this Board and its Chairperson. Please VOTE FOR THIS PROPOSAL."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL FOR THE FOLLOWING REASONS:

  The Company competes in a volatile industry where long-term success depends critically on strategic vision and strong, experienced leadership. The Board of Directors believes that the Company and its shareholders are best served by a structure in which the Company's Chief Executive Officer also serves as the Board's Chairman. The Board thus believes that the CEO should exercise leadership in setting the agenda and priorities for the Board and for management, and should serve as the principal bridge between the Board and management. This structure ensures that management and the Board act together with common strategic vision and purpose.

  The Board believes its independence is not compromised by having a single person serve as Chairman and CEO. The functions of the Board are carried out at the full Board and Board committee levels. Each of the directors is a full and equal participant in the major strategic and policy decisions of the Company. The insight, advice, and counsel that each non-employee director makes available to the Company is not likely to differ in any respect should one of those directors be the Chairman.

  The Board also believes the responsibilities of the Compensation Committee of the Board, which is composed of all non-employee directors, makes a non-executive chairman unnecessary. The Compensation Committee reviews and approves the compensation for all elected officers. The Chairman and CEO is not a member of this committee. This supports objectivity of the Board when it reviews performance and compensation matters. The Audit Committee also consists solely of non-employee directors and provides a direct channel of communication between the Board and the Company's independent auditors.

  Additionally, the Company fully complies with the New York Stock Exchange requirements and standards of independence, and the Board believes that no meaningful additional measure of independence would be provided by a non-executive Chairman. In fact, in the Board's view, the separation of offices would undermine the effectiveness of the CEO and could create difficulty in recruiting qualified CEOs to the Company.

  Finally, implementation of the proposal would deprive the Company and its shareholders of the leadership of one of the most experienced industry executives, W. J. Sanders III, who has lead the Company successfully from a Silicon Valley start-up business to a multibillion dollar, worldwide enterprise. Implementation of the proposal would cause the Company to breach its 1996 employment agreement with Mr. Sanders, which provides that he will serve as both chairman and CEO through the five-year term of the agreement.

  For the reasons set forth above, the Board believes that the interests of the Company and its stockholders are best served at this time by the experience and consistent direction and strategic vision afforded by a single full-time individual serving as Chairman and CEO.

  ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL.

PROPOSAL NO. 2--COMPENSATION COMMITTEE.

  "The stockholders urge that the Board of Directors adopt a policy that no board member shall serve on the Compensation Committee if he or she is not an independent director. For these purposes, the Board should adopt the following definition of independence to mean a director who:

  . is not employed by the Company or an affiliate in an executive capacity;

  . is not a member of a corporation or firm that is one of the Company's paid advisers or consultants;

  . is not employed by a significant customer or supplier to the Company;

  . has no personal services contract with the Company or one of its affiliates;

  . is not employed by a foundation or university that receives grants or endowments from the Company;

  . is not a relative of an executive of the Company or one if its affiliates;

  . is not part of an interlocking directorate in which the CEO or other executive officer of the Company serves on the board of another corporation that employs the director;

  . and does not have any personal, financial and/or professional relationships with the CEO or other executive officer that would interfere with the exercise of independent judgement by such director.

"SUPPORTING STATEMENT

  "The purpose of this proposal is to incorporate within the Compensation Committee a standard of independence that will permit objective decision making on compensation issues at AMD. While AMD does require that directors meet a minimal standard of independence to serve on the committee, this standard is not sufficient to ensure that a director is free of relationships that could diminish his or her independent judgement.

  "For example, up until April 1996, Joe L. Roby--the President and Chief Operating Officer of Donaldson, Lufkin & Jenrette (DLJ)--served on the Compensation Committee. Over the last twenty years, DLJ has provided substantial investment banking services to AMD. In addition, CEO W. J. Sanders III serves on the board of DLJ. These relationships may have compromised Mr. Roby's independent judgement when determining Mr. Sanders' compensation package.

  "In addition, Dr. R. Gene Brown--the Managing Director of Putnam, Hayes & Bartlett and a member of the compensation committee--may have undisclosed ties to AMD that compromise his independence. According to a June 28, 1995 article in The Reporter, Brown's firm played an "active role" in litigation on behalf of AMD. According to The Reporter, Brown "would steer work to his colleagues at Putnam, Hayes" during the litigation. AMD proxy statements (since 1993) do not disclose any fees paid to Brown or Putnam, Hayes & Bartlett.

  "These relationships present the appearance of a significant conflict of interest. Stockholders would be best served if members of the Committee are truly independent. This is especially important in light of the large compensation packages awarded to executive officers of AMD, and the negative publicity these packages have created for the Company. For example, Graef Crystal, an executive compensation expert, has characterized Mr. Sanders' compensation package as "picking [the] Company's shareholders' collective pocket." A truly independent compensation committee would help remove this perception.

  "WE URGE STOCKHOLDERS TO VOTE FOR THIS RESOLUTION"

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL FOR THE FOLLOWING REASONS:

  The independence of the Compensation Committee of the Board of Directors has been carefully reviewed, and the Board of Directors believes that the proponent's proposed definition of an "independent director" would be unduly limiting and would unnecessarily circumscribe the ability of the company to secure prominent, successful and capable individuals to serve as members of its Compensation Committee. For example, under the proposal's definition, if the Company were to provide even modest monetary support to a university professor conducting research, the entire faculty and administrative personnel at that university would be deemed to be "non-independent." Moreover, the proposal would exclude anyone who is employed by a "significant customer" of the Company. Given the breadth of the Company's products and services and the uncertainty as to the definition of "significant," this approach could eliminate many well-qualified Board candidates who have no truly material personal or professional relationship with the Company. The Company has consistently sought and secured qualified business, academic and community leaders to serve on its Board of Directors and the Board's Compensation Committee.

  The Securities and Exchange Commission (the SEC) has adopted a comprehensive set of rules and regulations governing disclosure of Board and Executive compensation and relationships. In accordance with the SEC rules, the Company has disclosed that Mr. Sanders became a director of Donaldson, Lufkin & Jenrette in 1995, and that Mr. Roby ceased his service on the Compensation Committee in April of 1996. Mr. Roby was not a member of the Compensation Committee when the 1996 employment agreement with Mr. Sanders was negotiated and entered into. In addition, the Company has reported that Dr. Brown's primary occupation is private investor and management and financial consultant. In addition, he serves as a non-employee Managing Director of Putnam, Hayes & Bartlett (PHB). Dr. Brown receives no monetary remuneration from PHB. Dr. Brown has not provided personal services to the Company other than as a member of the Board of Directors. Consequently, no disclosure of fees paid to PHB by the Company was appropriate or required. The article referred to in proponent's statement of support for this proposal regarding Dr. Brown is inaccurate.

  The Board believes that the current members of the Compensation Committee are "independent" and that it would be unduly limited by the proponent's proposed definition of an "independent director."

  ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL.

REQUIRED VOTE

  To be adopted, these stockholder proposals must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Shares with respect to which the holders have abstained from voting on the proposal will be counted for purposes of determining the number of shares entitled to vote on the proposals. "Broker non-votes" will not be counted in determining the number of shares entitled to vote on the proposals. Unless marked to the contrary, proxies received will be voted "AGAINST" these proposals.

ANNUAL REPORT AND FINANCIAL STATEMENTS

  The 1997 Annual Report of the Company, which includes its audited financial statements for the fiscal year ended December 28, 1997, has accompanied or preceded this Proxy Statement.

  Subject to Securities and Exchange Commission regulations, proposals of stockholders intended to be presented at the 1999 Annual Meeting must be received by the Secretary of the Company not later than November 20, 1998 to be included in the 1999 Proxy Statement.

  AMD, the AMD logo and combinations thereof, Advanced Micro Devices and NexGen are either registered trademarks or trademarks of Advanced Micro Devices, Inc.

                                                                       AMD-90297

                          ADVANCED MICRO DEVICES, INC.
                           1996 STOCK INCENTIVE PLAN

1.   PURPOSE

     The purpose of this Plan is to encourage key personnel, Outside Directors and advisors whose long-term service is considered essential to the Company's continued progress, to remain in the service of the Company or its Affiliates. By means of the Plan, the Company also seeks to attract new key employees, Outside Directors and advisors whose future services are necessary for the continued improvement of operations. The Company intends future increases in the value of securities granted under this Plan to form part of the compensation for services to be rendered by such persons in the future. It is intended that this purpose will be effected through the granting of Options.

2.   DEFINITIONS

     The terms defined in this Section 2 shall have the respective meanings set forth herein, unless the context otherwise requires.

     (a) "AFFILIATE" The term "Affiliate" shall mean any corporation, partnership, joint venture or other entity in which the Company holds an equity, profits or voting interest of thirty percent (30%) or more.

     (b) "BOARD" The term "Board" shall mean the Company's Board of Directors or its delegate as set forth in Sections 3(d) and 3(e) below.

     (c) "CHANGE OF CONTROL" Unless otherwise defined in a Participant's employment agreement, the term "Change of Control" shall be deemed to mean any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its Affiliates) representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (ii) of this sentence) whose appointment, election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) there is consummated a merger or consolidation of the Company or subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing (i) unless otherwise provided in a Participant's employment agreement, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (ii) unless otherwise provided in a Participant's employment agreement, "Change of Control" shall exclude the acquisition of securities representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities by the Company or any of its wholly owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company.

     (d) "CODE" The term "Code" shall mean the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time.

     (e) "COMPANY" The term "Company" shall mean Advanced Micro Devices, Inc., a Delaware corporation.

     (f) "CONSTRUCTIVE TERMINATION" The term "Constructive Termination" shall mean a resignation by a Participant who has been elected by the Board as a corporate officer of the Company due to diminution or adverse change in the circumstances of such Participant's employment with the Company, as determined in good faith by the Participant; including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company, and such termination shall be deemed to occur on the date such notice is delivered to the Company.

     (g) "DISINTERESTED DIRECTOR" The term "Disinterested Director" shall mean a member of the Board who has not, during the one year prior to service as an administrator of the Plan, or during such service, been granted or awarded equity securities of the Company pursuant to this Plan (except for automatic grants of options to Outside Directors pursuant to Section 8 hereof) or any other plan of the Company or any of its Affiliates.

     (h) "FAIR MARKET VALUE PER SHARE" The term "Fair Market Value per Share" shall mean as of any day (i) the closing price for Shares on the New York Stock Exchange as reported on the composite tape on the day as of which such determination is being made or, if there was no sale of Shares reported on the composite tape on such day, on the most recently preceding day on which there was such a sale, or (ii) if the Shares are not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is made, the amount determined by the Board or its delegate to be the fair market value of a Share on such day.

     (i) "INSIDER" The term "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

     (j) "ISO" The term "ISO" shall mean a stock option described in Section 422(b) of the Code.

     (k) "NSO" The term "NSO" shall mean a nonstatutory stock option not described in Section 422(b) of the Code.

     (l) "OPTION" The term "Option" shall mean (except as herein otherwise provided) a stock option granted under this Plan.

     (m) "OUTSIDE DIRECTOR" The term "Outside Director" shall mean a member of the Board of Directors of the Company who is not also an employee of the Company or an Affiliate.

     (n) "PARTICIPANT" The term "Participant" shall mean any person who holds an Option or Restricted Stock Award granted under this Plan.

     (o) "PLAN" The term "Plan" shall mean this Advanced Micro Devices, Inc. 1996 Stock Incentive Plan, as amended from time to time.

     (p) "SHARES" The term "Shares" shall mean shares of Common Stock of the Company and any shares of stock or other securities received as a result of the adjustments provided for in Section 11 of this Plan.

3.   ADMINISTRATION

     (a) The Board, whose authority shall be plenary, shall administer the Plan and may delegate part or all of its administrative powers with respect to part or all of the Plan pursuant to Section 3(d); provided, however, that the Board shall delegate administration of the Plan to the extent required by Section 3(e).

     (b) Except for automatic grants of Options to Outside Directors pursuant to
Section 8 hereof, the Board or its delegate shall have the power, subject to and within the limits of the express provisions of the Plan:

         (1)  To grant Options pursuant to the Plan.

         (2) To determine from time to time which of the eligible persons shall be granted Options under the Plan, the number of Shares for which each Option shall be granted, the term of each granted Option and the time or times during the term of each Option within which all or portions of each Option may be exercised (which at the discretion of the Board of its delegate may be accelerated.)

         (3) To prescribe the terms and provisions of each Option granted (which need not be identical) and the form of written instrument that shall constitute the Option agreement.

         (4) To take appropriate action to amend any Option hereunder, including to amend the vesting schedule of any outstanding Option, or to cause any Option granted hereunder to cease to be an ISO, provided that no such action adverse to a Participant's interest may be taken by the Board or its delegate without the written consent of the affected Participant.

         (5) To determine whether and under what circumstances an Option may be settled in cash or Shares.

     (c) The Board or its delegate shall also have the power, subject to and within the limits of the express provisions of this Plan:

         (1) To construe and interpret the Plan and Options granted under the Plan, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board or its delegate, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any Option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (2) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

     (d) The Board may, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under Sections 3(b) and (c) above), under either or both of the following:

         (1) with respect to the participation of or granting of Options to an employee , consultant or advisor who is not an Insider, to a committee of one or more members of the Board, whether or not such members of the Board are Disinterested Directors;

         (2) with respect to matters other than the selection for participation in the Plan, substantive decisions concerning the timing, pricing, amount or other material term of an Option, to a committee of one or more members of the Board, whether or not such members of the Board are Disinterested Directors, or to one or more Insiders.

     (e) Unless each member of the Board is a Disinterested Director, the Board shall, by resolution, delegate administration of the Plan with respect to the participation in the Plan of employees who are Insiders, including its powers to select such employees for participation in the Plan, to make substantive decisions concerning the timing, pricing, amount or any other material term of an Option, to a committee of two or more Disinterested Directors who are also "outside directors" within the meaning of Section 162(m) of the Code. Any committee to which administration of the Plan is so delegated pursuant to this
Section 3(e) may also administer the Plan with respect to an employee described in Section 3(d)(1) above.

     (f) Except as required by Section 3(e) above, the Board shall have complete discretion to determine the composition, structure, form, term and operations of any committee established to administer the Plan. If administration is delegated to a committee, unless the Board otherwise provides, the committee shall have, with respect to the administration of the Plan, all of the powers and discretion theretofore possessed by the Board and delegable to such committee, subject to any constraints which may be adopted by the Board from time to time and which are not inconsistent with the provisions of the Plan.
The Board at any time may revest in the Board any of its administrative powers under the Plan, except under circumstances where a committee is required to administer the Plan under Section 3(e) above.

     (g) The determinations of the Board or its delegate shall be conclusive and binding on all persons having any interest in this Plan or in any awards granted hereunder.

4.   SHARES SUBJECT TO PLAN

     Subject to the provisions of Section 11 (relating to adjustments upon changes in capitalization), the Shares which may be available for issuance under the Plan shall not exceed in the aggregate 10,200,000 Shares of the Company's authorized Common Stock and may be unissued Shares or reacquired Shares or Shares bought on the market for the purposes of issuance under the Plan. If any Options granted under the Plan shall for any reason be forfeited or canceled, terminate or expire, the Shares subject to such Options shall be available again for the purposes of the Plan. Shares which are delivered or withheld from the Shares otherwise due on exercise of an Option shall become available for future awards under the Plan. Shares that have actually been issued under the Plan, upon exercise of an Option shall not in any event be returned to the Plan and shall not become available for future awards under the Plan.

5.   ELIGIBILITY

     Options may be granted only to full or part-time employees, officers, directors, consultants and advisors of the Company and/or of any Affiliate; provided such consultants and advisors render bona fide services not in
--------
connection with the offer and sale of securities in a capital-raising transaction. Outside Directors shall not be eligible for the benefits of the Plan, except as provided in Section 8 hereof. Any Participant may hold more than one Option at any time; provided that the maximum number of shares which
                             --------
are subject to Options granted to any individual shall not exceed in the aggregate two million (2,000,000) Shares over the full ten-year life of the Plan.

6.   STOCK OPTIONS -- GENERAL PROVISIONS

     (a) Except for automatic grants of Options to Outside Directors under
Section 8 hereof, each Option granted pursuant to the Plan may, at the discretion of the Board, be granted either as an ISO or as an NSO. No Option may be granted alternatively as an ISO and as an NSO.

     (b) To the extent that the aggregate exercise price for ISOs which are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plans of the

Company or its subsidiaries or parent (as such terms are defined in Section 424 of the Code)) exceeds $100,000, such Options shall be treated as NSOs.

     (c) No ISO may be granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of the Company or any of its subsidiaries or parent (as such terms are defined in Section 424 of the Code) unless the exercise price is at least 110% of the Fair Market Value per Share of the stock subject to the Option and the term of the Option does not exceed five (5) years from the date such ISO is granted.

     (d) Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify an ISO under Section 422 of the Code.

7.   TERMS OF OPTION AGREEMENT

     Except as otherwise required by the terms of Section 8 hereof, each Option agreement shall be in such form and shall contain such terms and conditions as the Board from time to time shall deem appropriate, subject to the following limitations:

     (a) The term of any NSO shall not be greater than ten (10) years and one day from the date it was granted. The term of any ISO shall not be greater than ten (10) years from the date it was granted.

     (b) The exercise price of each ISO shall be not less than the Fair Market Value per Share of the stock subject to the Option on the date the Option is granted. NSOs may be granted at an exercise price that is not less than Fair Market Value per Share of the Shares at the time an NSO is granted. Notwithstanding the foregoing, NSO's to purchase up to 800,000 shares, subject to adjustment pursuant to Section 11, may be granted at an exercise price that is not less than 50% of the Fair Market Value per Share.

     (c) Unless otherwise specified in the Option agreement, no Option shall be transferable otherwise than by will, pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as otherwise permitted by regulations and interpretations under
Section 16 of the Exchange Act.

     (d) Except as otherwise provided in paragraph (e) of this Section 7 or in a Participant's employment agreement, the rights of a Participant (other than an Outside Director) to exercise an Option shall be limited as follows:

         (1) DEATH OR DISABILITY: If a Participant's service is terminated by death or disability, then the Participant or the Participant's estate, or such other person as may hold the Option, as the case may be, shall have the right for a period of twelve (12) months following the date of death or disability, or for such other period as the Board may fix, to exercise the Option to the extent the Participant was entitled to exercise such Option on the date of his death or disability, or to such extent as may otherwise be specified by the Board (which may so specify after the date of his death or disability but before expiration of the Option), provided the actual date of exercise is in no event after the expiration of the term of the Option. A Participant's estate shall mean his legal representative or any person who acquires the right to exercise an Option by reason of the Participant's death or disability.

         (2) MISCONDUCT: If a Participant is determined by the Board to have committed on act of theft, embezzlement, fraud, dishonesty, a breach of fiduciary duty to the Company (or Affiliate), or deliberate disregard of the rules of the Company (or Affiliate), or if a Participant makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or Affiliate), engages in any conduct which constitutes unfair competition with the Company (or Affiliate), induces any customer of the Company (or Affiliate) to break any contract with the Company (or Affiliate), or induces any principal for whom the Company (or Affiliate) acts as agent to terminate such agency relationship, then, unless otherwise provided in a Participant's employment agreement, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company (or Affiliate) for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, unless otherwise provided in a Participant's employment agreement, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

         (3) TERMINATION FOR OTHER REASONS: If a Participant's service is terminated for any reason other than those mentioned above under "DEATH OR DISABILITY" or "MISCONDUCT," the Participant, the Participant's estate, or such other person who may then hold the Option may, within three months following such termination, or within such longer period as the Board may fix, exercise the Option to the extent such Option was exercisable by the Participant on the date of termination of his employment or service, or to the extent otherwise specified by the Board (which may so specify after the date of the termination but before expiration of the Option) provided the date of exercise is in no event after the expiration of the term of the Option.

         (4) EVENTS NOT DEEMED TERMINATIONS: Unless otherwise provided in a Participant's employment agreement, the service relationship shall not be considered interrupted in the case of (i) a Participant who intends to continue to provide services as a director, employee, consultant or advisor to the Company or an Affiliate; (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Board, provided such leave is
                                                       --------
     for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or between the Company or its Affiliates. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or an Affiliate as it may deem appropriate, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option.

     (e) Unless otherwise provided in a Participant's employment agreement, if any Participant's employment is terminated by the Company for any reason other than for Misconduct or, if applicable, by Constructive Termination, within one year after a Change of Control has occurred, then all Options held by such Participant shall become fully vested for exercise upon the date of termination, irrespective of the vesting provisions of the Participant's Option agreement. For purposes of this subsection (e), the term "Change of Control" shall have the meaning assigned by this Plan, unless a different meaning is defined in an individual Participant's Option agreement or employment agreement.

     (f) Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or its delegate shall deem appropriate.

     (g) The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action
                                                   --------
may not, without the written consent of a Participant, impair any such Participant's rights under any Option previously granted.

8.   AUTOMATIC GRANTS TO OUTSIDE DIRECTORS

     (a) Each Outside Director shall be granted an Option to purchase 15,000 Shares under the Plan (the "FIRST OPTION") on the date such Outside Director is first elected or appointed as a member of the Board; provided that an Outside
                                                     --------
Director who has previously been elected as a member of the Board on the Effective Date set forth in Section 14 below shall not be granted a First Option under the Plan. Thereafter, on the first business day coincident with or following each annual meeting of the Company's stockholders, each Outside Director reported as being elected shall be granted an additional Option to purchase 5,000 Shares under the Plan (the "ANNUAL OPTION"). Further, subject to the right of any Outside Director who has not previously been elected as a member of the Board to receive a First Option, if there are insufficient Shares available under the Plan for each Outside Director who is eligible to receive an Annual Option (as adjusted) in any year, the number of Shares subject to each Annual Option in such year shall equal the total number of available Shares then remaining under the Plan divided by the number of Outside Directors who are eligible to receive an Annual Option on such date, as rounded down to avoid fractional Shares. All Options granted to Outside Directors shall be subject to the following terms and conditions of this Section 8.

     (b) All Options granted to Outside Directors pursuant to the Plan shall be NSOs.

     (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, may consist entirely of (i) cash,
(ii) certified or cashier's check, (iii) other Shares which (x) either have been owned by the Participant for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

     (d) Each Option granted to an Outside Director shall be for a term of ten years plus one day. Each First Option shall vest and become exercisable on July 15 of subsequent calendar years, according to the following schedule: 6,000 shares in the first calendar year following the date of grant; 4,500 shares in the second such calendar year; 3,000 shares in the third such calendar year; and 1,500 shares in the fourth such calendar year. Each Annual Option shall vest and become exercisable on July 15 of subsequent calendar years according to the following schedule: in increments of 1,667, 1,667 and 1,666 in the second, third and fourth calendar years following the date of grant. Any Shares acquired by an Outside Director upon exercise of an Option shall not be freely transferable until six months after the date stockholder approval referred to in
Section 14 hereof is obtained.

     (e) If an Outside Director's tenure on the Board is terminated for any reason, then the Outside Director or the Outside Director's estate, as the case may be, shall have the right for a period of twelve months following the date such tenure is terminated to exercise the Option to the extent the Outside Director was entitled to exercise such Option on the date the Outside Director's tenure terminated; provided the actual date of exercise is in no event after the expiration of the term of the Option. An Outside Director's "estate" shall mean the Outside Director's legal representative or any person who acquires the right to exercise an Option by reason of the Outside Director's death or disability.

     (f) Upon a Change of Control, all Options held by an Outside Director shall become fully vested and exercisable upon such Change of Control, irrespective of any other provisions of the Outside Director's Option agreement.

     (g) The automatic grants to Outside Directors pursuant to this Section 8 shall not be subject to the discretion of any person. The other provisions of this Plan shall apply to the Options granted automatically pursuant to this
Section 8, except to the extent such other provisions are inconsistent with this
Section 8.

9.   PAYMENTS AND LOANS UPON EXERCISE OF OPTIONS

     With respect to Options other than Options granted to Outside Directors pursuant to Section 8, the following provisions shall apply:

     (a) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board or its delegate (and, in the case of an ISO, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) certified or cashier's check,
(iii) promissory note, (iv) other Shares which (x) either have been owned by the Participant for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (vi) any combination of the foregoing methods of payment. Any promissory note shall be a full recourse promissory note having such terms as may be approved by the Board and bearing interest at a rate sufficient to avoid imputation of income under Sections 483, 1274 or 7872 of the Code; provided that Participants who are not employees or
                          --------
directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided further, that the portion of the exercise price equal to
            -------- -------
the par value, if any, of the Shares must be paid in cash;

     (b) The Company may make loans or guarantee loans made by an appropriate financial institution to individual Participants, including Insiders, on such terms as may be approved by the Board for the purpose of financing the exercise of Options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

10.  TAX WITHHOLDING

     (a) Where, in the opinion of counsel to the Company, the Company has or will have an obligation to withhold federal, state or local taxes relating to the exercise of any Option, the Board may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company. With respect to the exercise of an Option, the Company may require the payment of such taxes before Shares deliverable pursuant to such exercise are transferred to the holder of the Option.

     (b) With respect to the exercise of an Option, a Participant may elect (a "WITHHOLDING ELECTION") to pay his minimum statutory withholding tax obligation by the withholding of Shares from the total number of Shares deliverable pursuant to the exercise of such Option, or by delivering to the Company a sufficient number of previously acquired Shares, and may elect to have additional taxes paid by the delivery of previously acquired Shares, in each case in accordance with rules and procedures established by the Board. Previously owned Shares delivered in payment for such additional taxes must have been owned for at least six months prior to the delivery or must not have been acquired directly or indirectly from the Company and may be subject to such other conditions as the Board may require. The value of Shares withheld or delivered shall be the Fair Market Value per Share on the date the Option becomes taxable. All Withholding Elections are subject to the approval of the Board must be made in compliance with rules and procedures established by the Board.

11.  ADJUSTMENTS OF AND CHANGES IN CAPITALIZATION

     If there is any change in the Common Stock of the Company by reason of any stock dividend, stock split, spin-off, split up, merger, consolidation, recapitalization, reclassification, combination or exchange of Shares, or any other similar corporate event, then the Board shall make appropriate adjustments to the number of Shares theretofore appropriated or thereafter subject or which may become subject to an Option under the Plan. Outstanding Options shall also be automatically converted as to price and other terms if necessary to reflect the foregoing events. No right to purchase fractional Shares shall result from any adjustment in Options pursuant to this Section 11. In case of any such adjustment, the Shares subject to the Option shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each holder of any Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

12.  PRIVILEGES OF STOCK OWNERSHIP

     No Participant will have any rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

13.  EXCHANGE AND BUYOUT OF AWARDS; RULE 16b-3

     The Board or its delegate may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options, except as otherwise provided in Section 7(i) with respect to Insiders. The Board or its delegate may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Board or its delegate and the Participant may agree. Grants of Options to Insiders are intended to comply with the applicable provisions of Rule 16b-3 and such Options shall contain such additional conditions or restrictions, if any, as may be required by Rule 16b-3 to be in the written agreement relating to such Options in order to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

14.  EFFECTIVE DATE OF THE PLAN

     This Plan will become effective when adopted by the Board (the "EFFECTIVE DATE"). This Plan must be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board or its delegate may grant Options pursuant to this Plan; provided that no Option may be exercised prior to the initial stockholder approval of this Plan. In the event that stockholder approval is not obtained within the time period provided herein, all Options granted hereunder will be canceled. So long as Insiders are Participants, the Company will comply with the requirements of Rule 16b-3 with respect to stockholder approval.

15.  AMENDMENT OF THE PLAN

     (a) The Board at any time, and from time to time, may amend the Plan; provided that, except as provided in Section 11 (relating to adjustments upon
--------
changes in capitalization), no amendment for which stockholder approval is required shall be effective unless such approval is obtained within the required time period. Whether stockholder approval is required shall be determined by the Board.

     (b) It is expressly contemplated that the Board may, without seeking approval of the Company's stockholders, amend the Plan in any respect necessary to provide the Company's employees with the maximum benefits provided or to be provided under Section 422 of the Code or Section 16 of the Exchange Act and the regulations promulgated thereunder and/or to bring the Plan or Options granted under it into compliance therewith.

     (c) Rights and obligations under any Option granted before any amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person who holds the Option, which consent may be obtained in any manner that the Board or its delegate deems appropriate.

     (d) To the extent required by Rule 16b-3, the Board may not amend the provisions of Section 8 hereof more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

16.  REGISTRATION, LISTING, QUALIFICATION, APPROVAL OF STOCK AND OPTIONS

     An award under this Plan will not be effective unless such award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17.  NO RIGHT TO EMPLOYMENT

     Nothing in this Plan or in any Option shall be deemed to confer on any employee any right to continue in the employ of the Company or any Affiliate or to limit the rights of the Company or its Affiliates, which are hereby expressly reserved, to discharge an employee at any time, with or without cause, or to adjust the compensation of any employee.

18.  MISCELLANEOUS

     The use of any masculine pronoun or similar term is intended to be without legal significance as to gender.

                                    PROXY

                        ADVANCED MICRO DEVICES, INC.

               ANNUAL MEETING OF STOCKHOLDERS - APRIL 30, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints W.J. SANDERS III and THOMAS M. MCCOY and each of them as proxies for the undersigned, with full power of substitution to represent and to vote all the stock of the undersigned on the following matters as described in the Proxy Statement accompanying the Notice of Meeting, receipt of which is hereby acknowledged, and according to their discretion on all other matters that may be properly presented for action at the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held on Thursday, April 30, 1998, and at any adjournment(s) or postponement(s) thereof. If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxyholders will vote FOR the nominees listed on the reverse side, FOR the ratification of the appointment of independent auditors, FOR the amendments to the 1996 Stock Incentive Plan, and AGAINST the stockholder proposals
(proposals 4 and 5 on your proxy), and in the discretion of the proxyholders on other matters which may properly be presented at the meeting. The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote in person.

SEE REVERSE                                                       SEE REVERSE
    SIDE        CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE        SIDE

                           [AMD LOGO APPEARS HERE]

                                One AMD Place
                             Sunnyvale, CA 94088
                               (408) 732-2400


You are cordially invited to attend the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held at 10:00 a.m. on Thursday, April 30, 1998, at the St. Regis Hotel at 2 East 55th Street, New York, New York. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided.







     Please mark
[X]  votes as in
     this example.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTORS, FOR RATIFICATION OF ERNST & YOUNG LLP AS THE CORPORATION'S INDEPENDENT AUDITORS, FOR APPROVAL OF THE AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN, AND AGAINST THE STOCKHOLDER PROPOSALS (PROPOSALS 4 AND 5 ON THIS PROXY).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3 AND A VOTE AGAINST ITEMS 4 AND 5.

NOMINEES OF DIRECTORS:

W.J. Sanders III, Friedrich Baur, Charles M. Blalack, R. Gene Brown, Richard Previte, S. Atlq Raza, Joe L. Roby, Leonard Silverman


1.  Election of              FOR             WITHHELD
    directors.        [_]    ALL       [_]   FROM ALL
                          NOMINEES           NOMINEES

[_]
    -------------------------------------------
      For all nominees except as noted above

                                             FOR       AGAINST      ABSTAIN
2.  Ratification of appointment of           [_]         [_]          [_]
    independent auditors.

3.  Amendments to the 1996 Stock             [_]         [_]          [_]
    Incentive Plan.

4.  Stockholder proposal regarding           [_]         [_]          [_]
    the Board Chairperson.

5.  Stockholder proposal regarding           [_]         [_]          [_]
    the Compensation Committee


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

Please sign exactly as the name or names appear in this proxy. If the stock is issued in the name of two or more persons, all of them should sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executors, administrators and trustees so indicate when signing.




Signature_________________ Date______  Signature___________________ Date______